                                                                     EXHIBIT 3.1



                            ARTICLES OF INCORPORATION

                                       OF

                          BEHRINGER HARVARD REAL ESTATE
                            INVESTMENT TRUST I, INC.

                             A MARYLAND CORPORATION



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                                TABLE OF CONTENTS


                                                                                                               PAGE
                                                                                                               ----

ARTICLE I     INCORPORATOR.......................................................................................1
ARTICLE II    NAME...............................................................................................1
ARTICLE III   PURPOSES AND POWERS................................................................................1
ARTICLE IV    RESIDENT AGENT AND PRINCIPAL OFFICE................................................................1
ARTICLE V     DEFINITIONS........................................................................................2
ARTICLE VI    STOCK.............................................................................................10
   SECTION 6.1   AUTHORIZED SHARES..............................................................................10
   SECTION 6.2   COMMON SHARES..................................................................................10
   SECTION 6.3   PREFERRED SHARES...............................................................................12
   SECTION 6.4   CLASSIFIED OR RECLASSIFIED SHARES..............................................................13
   SECTION 6.5   CHARTER AND BYLAWS.............................................................................13
   SECTION 6.6   GENERAL NATURE OF SHARES.......................................................................13
   SECTION 6.7   NO ISSUANCE OF SHARE CERTIFICATES..............................................................13
   SECTION 6.8   SUITABILITY OF STOCKHOLDERS....................................................................14
   SECTION 6.9   RESTRICTIONS ON OWNERSHIP AND TRANSFER.........................................................15
   SECTION 6.10  SETTLEMENTS....................................................................................24
   SECTION 6.11  SEVERABILITY...................................................................................25
   SECTION 6.12  ENFORCEMENT....................................................................................25
   SECTION 6.13  NON-WAIVER.....................................................................................25
   SECTION 6.14  REPURCHASE OF SHARES...........................................................................25
   SECTION 6.15  DISTRIBUTION REINVESTMENT PLANS................................................................25
ARTICLE VII   BOARD OF DIRECTORS................................................................................25
   SECTION 7.1   INITIAL DIRECTORS/NUMBER.......................................................................25
   SECTION 7.2   EXPERIENCE.....................................................................................26
   SECTION 7.3   COMMITTEES.....................................................................................26
   SECTION 7.4   TERM...........................................................................................26
   SECTION 7.5   FIDUCIARY OBLIGATIONS..........................................................................26
   SECTION 7.6   APPROVAL BY INDEPENDENT DIRECTORS..............................................................26
   SECTION 7.7   RESIGNATION, REMOVAL OR DEATH..................................................................26
   SECTION 7.8   RIGHTS OF OBJECTING STOCKHOLDERS...............................................................26
ARTICLE VIII  POWERS OF THE BOARD OF DIRECTORS..................................................................27
   SECTION 8.1   GENERAL........................................................................................27
   SECTION 8.2   SPECIFIC POWERS AND AUTHORITY..................................................................27
   SECTION 8.3   DETERMINATION BY BOARD OF BEST INTEREST OF COMPANY.............................................32
ARTICLE IX    ADVISOR...........................................................................................32
   SECTION 9.1   APPOINTMENT AND INITIAL INVESTMENT OF ADVISOR..................................................32
   SECTION 9.2   SUPERVISION OF ADVISOR.........................................................................32
   SECTION 9.3   FIDUCIARY OBLIGATIONS..........................................................................33
   SECTION 9.4   AFFILIATION AND FUNCTIONS......................................................................33
   SECTION 9.5   TERMINATION....................................................................................33
   SECTION 9.6   REAL ESTATE COMMISSION ON SALE OF PROPERTY.....................................................33
   SECTION 9.7   SUBORDINATED SHARE OF NET SALES PROCEEDS.......................................................34
   SECTION 9.8   SUBORDINATED INCENTIVE FEE UPON LISTING........................................................34
   SECTION 9.9   NEW ADVISOR FEE STRUCTURES.....................................................................34
   SECTION 9.10  REIMBURSEMENT FOR ORGANIZATION AND OFFERING EXPENSES...........................................35
   SECTION 9.11  ACQUISITION AND ADVISORY FEES..................................................................35
   SECTION 9.12  REIMBURSEMENT FOR ACQUISITION EXPENSES.........................................................35
   SECTION 9.13  ASSET MANAGEMENT FEE...........................................................................35
   SECTION 9.14  REIMBURSEMENT FOR TOTAL OPERATING EXPENSES.....................................................35
   SECTION 9.15  REIMBURSEMENT LIMITATION.......................................................................36
   SECTION 9.16  LIMITATION ON ACQUISITION FEES AND ACQUISITION EXPENSES........................................36
ARTICLE X    INVESTMENT OBJECTIVES AND LIMITATIONS..............................................................36
   SECTION 10.1  INVESTMENT OBJECTIVES..........................................................................36
   SECTION 10.2  REVIEW OF OBJECTIVES...........................................................................36
   SECTION 10.3  CERTAIN PERMITTED INVESTMENTS..................................................................36
   SECTION 10.4  INVESTMENT LIMITATIONS.........................................................................37



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

ARTICLE XI    CONFLICTS OF INTEREST.............................................................................40
   SECTION 11.1  SALES AND LEASES TO COMPANY....................................................................40
   SECTION 11.2  SALES AND LEASES TO THE SPONSOR, ADVISOR, DIRECTORS OR AFFILIATES..............................40
   SECTION 11.3  OTHER TRANSACTIONS.............................................................................40
   SECTION 11.4  CONFLICT RESOLUTION PROCEDURES.................................................................40
ARTICLE XII   STOCKHOLDERS......................................................................................41
   SECTION 12.1  MEETINGS OF STOCKHOLDERS.......................................................................41
   SECTION 12.2  VOTING RIGHTS OF STOCKHOLDERS..................................................................41
   SECTION 12.3  VOTING LIMITATIONS ON SHARES HELD BY THE ADVISOR, DIRECTORS AND AFFILIATES.....................42
   SECTION 12.4  RIGHT OF INSPECTION............................................................................42
   SECTION 12.5  ACCESS TO STOCKHOLDER LIST.....................................................................42
   SECTION 12.6  REPORTS........................................................................................43
ARTICLE XIII  LIABILITY OF STOCKHOLDERS, DIRECTORS, ADVISORS AND AFFILIATES; TRANSACTIONS
              BETWEEN AFFILIATES AND THE COMPANY................................................................43
   SECTION 13.1  LIMITATION OF STOCKHOLDER LIABILITY............................................................43
   SECTION 13.2  LIMITATION OF DIRECTOR AND OFFICER LIABILITY...................................................43
   SECTION 13.3  INDEMNIFICATION................................................................................44
   SECTION 13.4  PAYMENT OF EXPENSES............................................................................44
   SECTION 13.5  EXPRESS EXCULPATORY CLAUSES IN INSTRUMENTS.....................................................45
   SECTION 13.6  TRANSACTIONS WITH AFFILIATES...................................................................45
ARTICLE XIV   AMENDMENT; REORGANIZATION; MERGER, ETC............................................................46
   SECTION 14.1  AMENDMENT......................................................................................46
   SECTION 14.2  REORGANIZATION.................................................................................46
   SECTION 14.3  MERGER, CONSOLIDATION OR SALE OF COMPANY PROPERTY..............................................46
ARTICLE XV    DURATION OF COMPANY...............................................................................47
   SECTION 15.1  TERMINATION UPON FAILURE TO OBTAIN LISTING.....................................................47
ARTICLE XVI  MISCELLANEOUS......................................................................................48
   SECTION 16.1  GOVERNING LAW..................................................................................48
   SECTION 16.2  RELIANCE BY THIRD PARTIES......................................................................48
   SECTION 16.3  PROVISIONS IN CONFLICT WITH LAW OR REGULATIONS.................................................48
   SECTION 16.4  CONSTRUCTION...................................................................................48
   SECTION 16.5  RECORDATION....................................................................................49

                            ARTICLES OF INCORPORATION

                                       OF

             BEHRINGER HARVARD REAL ESTATE INVESTMENT TRUST I, INC.

                                    ARTICLE I

                                  INCORPORATOR

         The undersigned, David M. Ross, whose address is 1323 N. Stemmons Freeway, Suite 210, Dallas, Texas 75207, being at least eighteen (18) years of age, does hereby form a corporation under the general laws of Maryland.

                                   ARTICLE II

                                      NAME

         The name of the corporation is Behringer Harvard Real Estate Investment Trust I, Inc. (the "COMPANY"). So far as may be practicable, the business of the Company shall be conducted and transacted under that name. Under circumstances in which the Company's Board of Directors determines that the use of the name "Behringer Harvard Real Estate Investment Trust I, Inc." is not practicable, it may use any other designation or name for the Company.

                                   ARTICLE III

                               PURPOSES AND POWERS

         The purposes for which the Company is formed are to engage in any lawful act or activity (including, without limitation or obligation, qualifying as a real estate investment trust under Sections 856 through 860, or any successor sections, of the Internal Revenue Code of 1986, as amended (the "CODE")), for which corporations may be organized under the MGCL and the general laws of the State of Maryland as now or hereafter in force.

                                   ARTICLE IV

                       RESIDENT AGENT AND PRINCIPAL OFFICE

         The name and address of the resident agent for service of process of the Company in the State of Maryland is The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202. The address of the Company's principal office in the State of Maryland is 300 East Lombard Street, Baltimore, Maryland 21202. The Company may have such other offices and places of business within or outside the State of Maryland as the Board may from time to time determine.

                                    ARTICLE V

                                   DEFINITIONS

         As used in the Charter, the following terms shall have the following meanings unless the context otherwise requires:

"ACQUISITION EXPENSES" means any and all expenses incurred by the Company, the Advisor, or any Affiliate of either in connection with the selection or acquisition of any Property, whether or not acquired, including, without limitation, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, and title insurance.

"ACQUISITION FEE" means any and all fees and commissions, exclusive of Acquisition Expenses, paid by any Person or entity to any other Person or entity (including any fees or commissions paid by or to any Affiliate of the Company or the Advisor) in connection with the purchase, development or construction of a Property, including, without limitation, real estate commissions, acquisition fees, finder's fees, selection fees, Development Fees, Construction Fees, nonrecurring management fees, consulting fees, loan fees, points or any other fees or commissions of a similar nature. Excluded shall be Development Fees and Construction Fees paid to any Person or entity not affiliated with the Sponsor in connection with the actual development and construction of any Property.

"ADVISOR" or "ADVISORS" means the Person or Persons, if any, appointed, employed or contracted with by the Company pursuant to Section 9.1 hereof and responsible for directing or performing the day-to-day business affairs of the Company, including any Person to whom the Advisor subcontracts all or substantially all of such functions.

"ADVISORY AGREEMENT" means the agreement between the Company and the Advisor pursuant to which the Advisor will direct or perform the day-to-day business affairs of the Company.

"AFFILIATE" or "AFFILIATED" means, with respect to any Person, (i) any Person directly or indirectly owning, controlling or holding, with the power to vote 10% or more of the outstanding voting securities of such other Person; (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by or under common control with such other Person; (iv) any executive officer, director, trustee or general partner of such other Person; and (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

"ASSET" means any Property or Mortgage owned, directly or indirectly through one or more of its Affiliates, by the Company and any other investment made, directly or indirectly through one or more of its Affiliates, by the Company whether in securities, loans or otherwise.

"ASSET MANAGEMENT FEE" means the fee payable to the Advisor for day-to-day professional management services in connection with the Company and its investments in its Assets pursuant to the Advisory Agreement.

"AVERAGE INVESTED ASSETS" means, for a specified period, the average of the aggregate book value of the assets of the Company invested, directly or indirectly through one or more of its Affiliates, in equity interests in and loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period; provided, however, that during such periods in which the Company is obtaining regular independent valuations of the current value of its net assets for purposes of enabling fiduciaries of employee benefit plan stockholders to comply with applicable Department of Labor reporting requirements, "Average Invested Assets" will equal the assets valuation established by the most recent such valuation report without reduction for depreciation, bad debts or other similar non-cash reserves.

"BOARD" means, collectively, the individuals named in Section 7.1 of the Charter and such other individuals who may be duly elected and qualified to serve as Directors thereafter to replace any such person or fill a vacancy caused by the death, removal or resignation of any such person or caused by an increase in the number of Directors.

"BYLAWS" means the Bylaws of the Company, as amended from time to time.

"CHARTER" means these Articles of Incorporation and any Article of Amendment, Articles Supplementary or other modification or amendment thereto.

"CODE" shall have the meaning as provided in Article III herein.

"COMMON SHARES" shall have the meaning as provided in Section 6.1 herein.

"COMPANY" shall have the meaning as provided in Article II herein.

"COMPANY PROPERTY" means any and all property, real, personal or otherwise, tangible or intangible, which is transferred or conveyed to the Company (including all rents, income, profits and gains therefrom), which is otherwise owned or held, directly or indirectly, by, or for the account of, the Company.

"COMPETITIVE REAL ESTATE COMMISSION" means a real estate or brokerage commission paid for the purchase or sale of Property which is reasonable, customary and competitive in light of the size, type and location of the Property.

"CONSTRUCTION FEE" means a fee or other remuneration for acting as general contractor and/or construction manager to construct improvements, supervise and coordinate projects or to provide major repairs or rehabilitations on a Company Property.

"CONTRACT PRICE FOR THE PROPERTY" means the amount actually paid or allocated to the purchase, development, construction or improvement of a Property, exclusive of Acquisition Fees and Acquisition Expenses.

"DEALER MANAGER" means Behringer Securities LP, an Affiliate of the Company, or such other Person or entity selected by the Board to act as the dealer manager for the offering.

"DEVELOPMENT FEE" means a fee for the packaging of a Property, including the negotiation and approval of plans, and any assistance in obtaining zoning and necessary variances and financing for a specific Property, either initially or at a later date.

"DIRECTOR" means a member of the Company's Board.

"DISTRIBUTIONS" means any distributions of money or other property, pursuant to
Section 6.2(iv) hereof, by the Company to owners of Shares, including distributions that may constitute a return of capital for federal income tax purposes. The Company will make no distributions other than distributions of money or readily marketable securities unless the requirements of Section 6.2(iv) hereof are satisfied.

"GROSS PROCEEDS" means the aggregate purchase price of all Shares sold for the account of the Company, without deduction for Selling Commissions, volume discounts, any marketing support and due diligence expense reimbursement fee or Organization and Offering Expenses. For the purpose of computing Gross Proceeds, the purchase price of any Share for which reduced Selling Commissions are paid to the Dealer Manager or a Soliciting Dealer (where net proceeds to the Company are not reduced) shall be deemed to be the full amount of the offering price per Share.

"INDEPENDENT DIRECTOR" means a Director who is not on the date of determination, and within the last two (2) years from the date of determination has not been, directly or indirectly associated with the Company, the Sponsor or the Advisor or any of their respective Affiliates by virtue of (i) ownership of an interest in the Sponsor or the Advisor or any of their respective Affiliates, other than the Company, (ii) employment by the Company, the Sponsor or the Advisor or any of their respective Affiliates, (iii) service as an officer or director of the Sponsor or the Advisor or their respective Affiliates, other than the Company,
(iv) performance of services, other than as a Director, for the Company, (v) service as a director of more than three (3) real estate investment trusts organized by the Sponsor or advised by the Advisor, or (vi) maintenance of a material business or professional relationship with the Company, the Sponsor or the Advisor or any of their respective Affiliates. A business or professional relationship is considered "material" if the gross revenue derived by the Director from the Sponsor and the Advisor and their Affiliates exceeds five percent (5%) of either the Director's annual gross revenue during either of the last two (2) years or the Director's net worth on a fair market value basis. An indirect relationship shall include circumstances in which a Director's spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in-law or brother- or sister-in-law is or has been associated with the Company, the Sponsor or the Advisor, any of their respective Affiliates or the Company.

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"INDEPENDENT EXPERT" means a Person or entity with no material current or prior business or personal relationship with the Advisor or any Director and who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Company.

"INITIAL INVESTMENT" means that portion of the initial capitalization of the Company contributed by the Sponsor or its Affiliates pursuant to Section II.A. of the NASAA REIT Guidelines.

"INITIAL PUBLIC OFFERING" means the offering and sale of Common Shares of the Company pursuant to the Company's first effective registration statement covering such Common Shares filed under the Securities Act.

"INVESTED CAPITAL" means the amount calculated by multiplying the total number of Shares purchased by Stockholders at the issue price, reduced by the portion of any Distribution that is attributable to Net Sales Proceeds and by any amounts paid by the Company to repurchase Shares pursuant to the Company's plan for the repurchase of Shares.

"JOINT VENTURES" means those joint venture or partnership arrangements in which the Company, directly or indirectly through one or more of its Affiliates, is a co-venturer or general partner established to acquire or hold Assets.

"LEVERAGE" means the aggregate amount of indebtedness of the Company for money borrowed (including purchase money mortgage loans) outstanding at any time, both secured and unsecured.

"LISTING" means the listing of the Shares on a national securities exchange, the quotation of the Shares by The Nasdaq Stock Market ("Nasdaq") or the trading of the Shares in the over-the-counter market.

"MGCL" means the Maryland General Corporation Law.

"MORTGAGES" means mortgages, deeds of trust or other security interests on or applicable to Real Property.

"NASAA REIT GUIDELINES" means the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association.

"NASD" means the National Association of Securities Dealers, Inc.

"NET ASSETS" or "NET ASSET VALUE" means the total assets of the Company (other than intangibles) at cost, before deducting depreciation or other non-cash reserves, less total liabilities, calculated quarterly by the Company on a basis consistently applied.

"NET INCOME" means for any period, the total revenues applicable to such period, less the total expenses applicable to such period excluding additions to or allowances for reserves for depreciation, bad debts or other similar non-cash reserves; provided, however, if the Advisor receives an incentive fee, Net Income for purposes of calculating Total Operating Expenses shall exclude the gain from the sale of the Company's Assets.

"NET SALES PROCEEDS" means in the case of a transaction described in clause
(i)(A) of the definition of Sale, the proceeds of any such transaction less the amount of all real estate commissions and closing costs paid by the Company. In the case of a transaction described in clause (i)(B) of such definition, Net Sales Proceeds means the proceeds of any such transaction less the amount of any legal and other selling expenses incurred in connection with such transaction. In the case of a transaction described in clause (i)(C) of such definition, Net Sales Proceeds means the proceeds of any such transaction actually distributed to the Company from the Joint Venture. In the case of a transaction or series of transactions described in clause (i)(D) of the definition of Sale, Net Sales Proceeds means the proceeds of any such transaction less the amount of all commissions and closing costs paid by the Company. In the case of a transaction described in clause (ii) of the definition of Sale, Net Sales Proceeds means the proceeds of such transaction or series of transactions less all amounts generated thereby and reinvested in one or more Properties within one hundred eighty (180) days thereafter less the amount of any real estate commissions, closing costs, and legal and other selling expenses incurred by or allocated to the Company in connection with such transaction or series of transactions. Net Sales Proceeds shall also include, in the case of any lease of a Property consisting of a building only, any amounts received from tenants, borrowers or lessees that the Company determines, in its discretion, to be economically equivalent to the proceeds of a Sale. Net Sales Proceeds shall not include, as determined by the Company in its sole discretion, any amounts reinvested in one or more Properties, or other Assets, to repay outstanding indebtedness, or to establish reserves.

"OPERATING PARTNERSHIP" means Behringer Harvard Operating Partnership I LP, through which the Company will own the Assets.

"OP UNITS" means a unit of limited partnership interest in the Operating Partnership.

"ORGANIZATION AND OFFERING EXPENSES" means any and all costs and expenses, other than Selling Commissions, marketing support, and due diligence expenses incurred by and to be paid from the assets of the Company in connection with the formation, qualification and registration of the Company, and the marketing and distribution of Shares, including, without limitation, total underwriting and brokerage discounts and commissions (including fees of the underwriters' attorneys), expenses for printing, engraving, amending, supplementing, mailing and distributing costs, salaries of employees while engaged in sales activity, telegraph, telephone and other telecommunications costs, all advertising and marketing expenses (including the costs related to investor and broker-dealer sales meetings), charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, fees, expenses and taxes related to the filing, registration and qualification of the sale of the Securities under Federal and State laws, including taxes and fees, accountants' and attorneys' fees.

"PERSON" means an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other legal entity, any governmental body including any agency or political subdivision thereof, and a "group" as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

"PREFERRED SHARES" shall have the meaning as provided in Section 6.1 herein.

"PROPERTY" or "PROPERTIES" means any, or all, respectively, of the Real Property and improvements thereon owned or to be owned by the Company, directly or indirectly through one or more of its Affiliates.

"PROSPECTUS" means the same as that term is defined in Section 2(10) of the Securities Act, including a preliminary prospectus, an offering circular as described in Rule 256 of the General Rules and Regulations under the Securities Act, or, in the case of an intrastate offering, any document utilized for the purpose of offering and selling securities to the public.

"REAL PROPERTY" or "REAL ESTATE" means land, rights in land (including leasehold interests), and any buildings, structures, improvements, furnishings, fixtures and equipment located on or used in connection with land and rights or interests in land.

"REIT" means a corporation, trust, association or other legal entity (other than a real estate syndication) that is engaged primarily in investing in equity interests in real estate (including fee ownership and leasehold interests) or in loans secured by real estate or both as defined pursuant to the REIT Provisions of the Code.

"REIT PROVISIONS OF THE CODE" means Sections 856 through 860 of the Code and any successor or other provisions of the Code relating to real estate investment trusts (including provisions as to the attribution of ownership of beneficial interests therein) and the regulations promulgated thereunder.

"ROLL-UP ENTITY" means a partnership, real estate investment trust, corporation, trust or similar entity that would be created or would survive after the successful completion of a proposed Roll-Up Transaction.

"ROLL-UP TRANSACTION" means a transaction involving the acquisition, merger, conversion or consolidation either directly or indirectly of the Company and the issuance of securities of a Roll-Up Entity to the Stockholders of the Company. Such term does not include:

             (a) a transaction involving securities of the Company that have been for at least twelve (12) months listed on a national securities exchange or traded through Nasdaq's National Market System; or

             (b) a transaction involving the conversion to corporate, trust or association form of only the Company, if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

                   (i)  Stockholders' voting rights;

                   (ii) the term and existence of the Company;

                   (iii) Sponsor or Advisor compensation; or

                   (iv) the Company's investment objectives.

"SALE" or "SALES" means (i) any transaction or series of transactions whereby:
(A) the Company sells, grants, transfers, conveys or relinquishes its ownership of any Property or portion thereof, including the lease of any Property consisting of the building only, and including any event with respect to any Property that gives rise to a significant amount of insurance proceeds or condemnation awards; (B) the Company sells, grants, transfers, conveys or relinquishes its ownership of all or substantially all of the interest of the Company in any Joint Venture in which it is a co-venturer or partner; (C) any Joint Venture in which the Company as a co-venturer or partner sells, grants, transfers, conveys or relinquishes its ownership of any Property or portion thereof, including any event with respect to any Property that gives rise to insurance claims or condemnation awards; or (D) the Company sells, grants, conveys or relinquishes its interest in any Asset, or portion thereof, including an event with respect to any Asset that gives rise to a significant amount of insurance proceeds or similar awards, but (ii) except as may be otherwise determined by the Company, shall not include any transaction or series of transactions specified in clause (i) above in which the proceeds of such transaction or series of transactions are reinvested in one or more Properties within one hundred eighty (180) days thereafter.

"SDAT" shall have the meaning as provided in Section 6.4 herein.

"SECURITIES" means Shares, any other stock, shares or other evidences of equity or beneficial or other interests, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in, temporary or interim certificates for, receipts for, guarantees of, or warrants, options or rights to subscribe to, purchase or acquire, any of the foregoing.

"SECURITIES ACT" means the Securities Act of 1933, as amended.

"SELLING COMMISSIONS" means any and all commissions payable to underwriters, dealer managers or other broker-dealers in connection with the sale of Shares, including, without limitation, commissions payable to Behringer Securities LP.

"SHARES" means shares of stock of the Company of any class or series, including Common Shares or Preferred Shares.

"SOLICITING DEALERS" means those broker-dealers that are members of the NASD, or that are exempt from broker-dealer registration, and that, in either case, enter into participating broker or other agreements with the Dealer Manager to sell Shares.

"SPONSOR" means any Person directly or indirectly instrumental in organizing, wholly or in part, the Company or any Person who will control, manage or participate in the management of the Company, and any Affiliate of such Person. Such term shall not include any Person whose only relationship with the Company is that of an independent property manager of Company Assets, and whose only compensation is as such. Sponsor does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services. A Person may also be deemed a Sponsor of the Company by:

             a. taking the initiative, directly or indirectly, in founding or organizing the business or enterprise of the Company, either alone or in conjunction with one or more other Persons;

             b. receiving a material participation in the Company in connection with the founding or organizing of the business of the Company, in consideration of services or property, or both services and property;

             c. having a substantial number of relationships and contacts with the Company;

             d. possessing significant rights to control Company Properties;

             e. receiving fees for providing services to the Company that are paid on a basis that is not customary in the industry; or

             f. providing goods or services to the Company on a basis which was not negotiated at arms length with the Company.

"STOCKHOLDERS" means the holders of record of the Company's Shares.

"STOCKHOLDERS 8% RETURN" means an 8% per annum cumulative, noncompounding return on Invested Capital.

"SUBORDINATED INCENTIVE FEE" means the fee payable to the Advisor under certain circumstances if the Shares are listed on a national securities exchange, quoted on Nasdaq or traded on the over-the-counter market.

"SUCCESSOR" means any successor in interest of the Company.

"TERMINATION DATE" means the date of termination of the Advisory Agreement.

"TOTAL OPERATING EXPENSES" means all costs and expenses paid or incurred by the Company, as determined under generally accepted accounting principles, which are in any way related to the operation of the Company or to Company business, including advisory fees, the Subordinated Incentive Fee, the Asset Management Fee and the Advisor's subordinated ten percent (10%) share of Net Sales Proceeds, but excluding (i) the expenses of raising capital such as Organization and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses and tax incurred in connection with the issuance, distribution, transfer, registration and Listing of the Shares, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves, (v) incentive fees paid in compliance with the NASAA REIT Guidelines; (vi) Acquisition Fees and Acquisition Expenses, and (vii) real estate commissions on the Sale of Property, and other expenses connected with the acquisition, disposition and ownership of real estate interests, mortgage loans or other property (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair, and improvement of Property).

"TOTAL PROCEEDS" means Gross Proceeds from the Initial Public Offering.

"UNIMPROVED REAL PROPERTY" means Property in which the Company has an equity interest that was not acquired for the purpose of producing rental or other operating income, that has no development or construction in process and for which no development or construction is planned, in good faith, to commence within one year.

                                   ARTICLE VI

                                      STOCK

SECTION 6.1 AUTHORIZED SHARES. The total number of Shares that the Company shall have authority to issue is 400,000,000 Shares, of which (i) 350,000,000 shall be designated as common stock, $0.0001 par value per Share (the "COMMON SHARES"); and (ii) 50,000,000 shall be designated as preferred stock, $0.0001 par value per Share (the "PREFERRED SHARES"). The aggregate par value of all authorized shares of stock having par value is $50,000. If shares of one class of stock are classified or reclassified into shares of another class of stock pursuant to
Section 6.2(ii) or Section 6.3 of this Article VI, the number of authorized shares of the former class shall be automatically decreased and the number of shares of the latter class shall be automatically increased, in each case by the number of shares so classified or reclassified, as the case may be, so that the aggregate number of Shares of all classes that the Company has authority to issue shall not be more than the total number of Shares set forth in the first sentence of this Article. To the extent permitted by Maryland law, the Board, without any action by the Stockholders, may amend the Charter from time to time to (i) increase or decrease the aggregate number of Shares, (ii) increase or decrease the number of Shares of any class or series that the Company has authority to issue, or (iii) classify or reclassify any unissued Shares by setting or changing the preferences, conversion or other rights, restrictions, limitations as to dividends, qualifications or terms and conditions of redemption of such Shares.

SECTION 6.2   COMMON SHARES.

         (i) COMMON SHARES SUBJECT TO TERMS OF PREFERRED SHARES. The Common Shares shall be subject to the express terms of any series of Preferred Shares.

         (ii) DESCRIPTION. Each Common Share shall entitle the holder thereof to one (1) vote per share on all matters upon which Stockholders are entitled to vote pursuant to Section 12.2 hereof. Shares of a particular class of Common Shares shall have equal dividend, distribution, liquidation and other rights, and shall have no preference, cumulative, preemptive, conversion or exchange rights. The Board may classify or reclassify any unissued Common Shares from time to time in one or more classes or series of stock.

         (iii) DISTRIBUTION RIGHTS. The holders of Common Shares shall be entitled to receive such Distributions as may be authorized by the Board out of funds legally available therefor. Distributions in kind shall not be permitted, except for (a) distributions of readily marketable securities, (b) distributions of beneficial interests in a liquidating trust established for the dissolution of the Company and the liquidation of its assets in accordance with the terms of the Charter; or (c) distributions of in-kind property that meet all of the following conditions:

                  o The Board of Directors advises each Stockholder of the risks associated with direct ownership of the property;

                  o The Board of Directors offers each Stockholder the election of receiving in-kind property distributions; and

                  o The Board of Directors distributes in-kind property only to those Stockholders who accept the Board of Directors' offer.

         (iv) DIVIDEND OR DISTRIBUTION RIGHTS. The Board from time to time may authorize and the Company may pay to Stockholders such dividends or other Distributions in cash or other property as the Board in its discretion shall determine. The Board shall endeavor to authorize, and the Company may pay, such dividends and Distributions as shall be necessary for the Company to qualify as a real estate investment trust under the REIT Provisions of the Code; provided, however, Stockholders shall have no right to any dividend or Distribution unless and until authorized by the Board and declared by the Company. The exercise of the powers and rights of the Board pursuant to this section shall be subject to the provisions of any class or series of Shares at the time outstanding. The receipt by any Person in whose name any Shares are registered on the records of the Company or by his or her duly authorized agent shall be a sufficient discharge for all dividends or Distributions payable or deliverable in respect of such Shares and from all liability to see to the application thereof. Distributions in kind shall not be permitted, except for distributions of readily marketable securities and distributions of beneficial interests in a liquidating trust established for the dissolution of the Company and the liquidation of its assets in accordance with the terms of the Charter.

         (v) RIGHTS UPON LIQUIDATION. In the event of any voluntary or involuntary liquidation, dissolution or winding up, or any distribution of the assets of the Company, the aggregate assets available for distribution to holders of the Common Shares shall be determined in accordance with applicable law. Each holder of Common Shares shall be entitled to receive, ratably with each other holder of Common Shares, that portion of such aggregate assets available for distribution as the number of outstanding Common Shares held by such holder bears to the total number of outstanding Common Shares then outstanding.

         (vi) VOTING RIGHTS. Except as may be provided otherwise in the Charter, and subject to the express terms of any series of Preferred Shares, the holders of the Common Shares shall have the exclusive right to vote on all matters (as to which a common stockholder shall be entitled to vote pursuant to applicable law) at all meetings of the Stockholders of the Company.

SECTION 6.3 PREFERRED SHARES. The Board is hereby expressly granted the authority to authorize from time to time the issuance of one or more series of Preferred Shares. Prior to the issuance of each such class or series, the Board, by resolution, shall fix the number of shares to be included in each series, and the designation, preferences, terms, rights, restrictions, limitations, qualifications and terms and conditions of redemption of the shares of each class or series, if any. The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

         (i) The designation of the series, which may be by distinguishing number, letter or title.

         (ii) The dividend rate on the shares of the series, if any, whether any dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of the series.

         (iii) The redemption rights, including conditions and the price or prices, if any, for shares of the series.

         (iv) The terms and amounts of any sinking fund for the purchase or redemption of shares of the series.

         (v) The rights of the shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, and the relative rights of priority, if any, of payment of shares of the series.

         (vi) Whether the shares of the series shall be convertible into shares of any other class or series or any other security of the Company or any other corporation or other entity, and, if so, the specification of such other class or series of such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates on which such shares shall be convertible and all other terms and conditions upon which such conversion may be made.

         (vii) Restrictions on the issuance of shares of the same series or of any other class or series.

         (viii) The voting rights of the holders of shares of the series subject to the limitations contained in this Section 6.3; provided, however, that the voting rights of the holders of shares of any series of Preferred Shares shall not exceed voting rights that bear the same relationship to the voting rights of the holders of Common Shares as the consideration paid to the Company for each Preferred Share bears to the book value of each outstanding Common Share.

         (ix) Any other relative rights, preferences and limitations on that series, subject to the express provisions of any other series of Preferred Shares then outstanding. Notwithstanding any other provision of these Articles of Incorporation, the Board may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares, or alter the designation or classify or reclassify any unissued shares of a particular series of Preferred Shares, by fixing or altering, in one or more respects, from time to time before issuing the shares, the terms, rights, restrictions and qualifications of the shares of any such series of Preferred Shares.

SECTION 6.4 CLASSIFIED OR RECLASSIFIED SHARES. Prior to issuance of classified or reclassified shares of any class or series, the Board by resolution shall:
(a) designate that class or series to distinguish it from all other classes and series of stock of the Company; (b) specify the number of shares to be included in the class or series; (c) set or change, subject to the provisions of Section
6.9 and subject to the express terms of any class or series of Stock outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series; and (d) cause the Company to file articles supplementary with the State Department of Assessments and Taxation of Maryland ("SDAT"). Any of the terms of any class or series of stock set or changed pursuant to clause (c) of this Section 6.4 may be made dependent upon facts or events ascertainable outside the Charter (including determinations by the Board or other facts or events within the control of the Company) and may vary among holders thereof, provided that the manner in which such facts, events or variations shall operate upon the terms of such class or series of Stock is clearly and expressly set forth in the articles supplementary filed with the SDAT.

SECTION 6.5 CHARTER AND BYLAWS. All persons who shall acquire Shares shall acquire the same subject to the provisions of the Charter and the Bylaws.

SECTION 6.6 GENERAL NATURE OF SHARES. All Shares shall be personal property entitling the Stockholders only to those rights provided in the Charter, the MGCL or the resolution creating any class or series of Shares. The legal ownership of the Company Property and the right to conduct the business of the Company are vested exclusively in the Board; the Stockholders shall have no interest therein other than the beneficial interest in the Company conferred by their Shares and shall have no right to compel any partition, division, dividend or Distribution of the Company or any of the Company Property. The death of a Stockholder shall not terminate the Company or give his or her legal representative any rights against other Stockholders, the Board, the Company or the Company Property, except the right, exercised in accordance with applicable provisions of the Bylaws, to require the Company to reflect on its books the change in ownership of the Shares. Holders of Shares shall not have any preemptive or other right to purchase or subscribe for any class of securities of the Company that the Company may at any time issue or sell.

SECTION 6.7 NO ISSUANCE OF SHARE CERTIFICATES. Until Listing, the Company shall not issue share certificates except to Stockholders who make a written request to the Company. A Stockholder's investment shall be recorded on the books of the Company. To transfer his or her Shares, a Stockholder shall submit an executed form to the Company, which form shall be provided by the Company upon request. Such transfer will also be recorded on the books of the Company. Upon issuance or transfer of Shares, the Company will provide the Stockholder with information concerning his or her rights with regard to such stock, as required by the Bylaws and the MGCL or other applicable law.

SECTION 6.8   SUITABILITY OF STOCKHOLDERS.

         (i) INVESTOR SUITABILITY STANDARDS. Subject to suitability standards established by individual states, to become a Stockholder in the Company, if such prospective Stockholder is an individual (including an individual beneficiary of a purchasing Individual Retirement Account), or if the prospective Stockholder is a fiduciary (such as a trustee of a trust or corporate pension or profit sharing plan, or other tax-exempt organization, or a custodian under a Uniform Gifts to Minors
         Act), such individual or fiduciary, as the case may be, must represent to the Company, among other requirements as the Company may require from time to time:

                  (a) that such individual (or, in the case of a fiduciary, that the fiduciary account or the donor who directly or indirectly supplies the funds to purchase the Shares) has a minimum annual gross income of $45,000 and a net worth (excluding home, furnishings and automobiles) of not less than $45,000; or

                  (b) that such individual (or, in the case of a fiduciary, that the fiduciary account or the donor who directly or indirectly supplies the funds to purchase the Shares) has a net worth (excluding home, furnishings and automobiles) of not less than $150,000.

         (ii) DETERMINATION OF SUITABILITY OF SALE. The Sponsor and each Person selling Shares on behalf of the Sponsor or the Company shall make every reasonable effort to determine that the purchase of Shares is a suitable and appropriate investment for each Stockholder. In making this determination, the Sponsor or each Person selling Shares on behalf of the Sponsor or the Company shall ascertain that the prospective
         Stockholder: (a) meets the minimum income and net worth standards established for the Company; (b) can reasonably benefit from the Company based on the prospective Stockholder's overall investment objectives and portfolio structure; (c) is able to bear the economic risk of the investment based on the prospective Stockholder's overall financial situation; and (d) has apparent understanding of (1) the fundamental risks of the investment; (2) the risk that the Stockholder may lose the entire investment; (3) the lack of liquidity of Company Shares; (4) the restrictions on transferability of Company Shares; (5) the background and qualifications of the Sponsor or the Advisor; and
         (6) the tax consequences of the investment.

         The Sponsor or each Person selling shares on behalf of the Sponsor or the Company shall make this determination on the basis of information it has obtained from a prospective Stockholder. Relevant information for this purpose will include at least the age, investment objectives, investment experiences, income, net worth, financial situation, and other investments of the prospective Stockholder, as well as any other pertinent factors.

         The Sponsor or each Person selling Shares on behalf of the Sponsor or the Company shall maintain records of the information used to determine that an investment in Shares is suitable and appropriate for a Stockholder. The Sponsor or each Person selling Shares on behalf of the Sponsor or the Company shall maintain these records for at least six years.

         (iii) MINIMUM INVESTMENT. Subject to certain individual state requirements, no sale or transfer of Shares will be permitted of less than 100 Shares ($1,000), and a Stockholder shall not transfer, fractionalize or subdivide such Shares so as to retain less than such minimum number thereof.

SECTION 6.9   RESTRICTIONS ON OWNERSHIP AND TRANSFER.

         (i) DEFINITIONS. For purposes of Section 6.9, the following terms shall have the following meanings:

         "BENEFICIAL OWNERSHIP" means ownership of Shares by a Person, whether the interest in the Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by
         Section 856(h)(1)(B) of the Code. The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have the correlative meanings.

         "BUSINESS DAY" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

         "CHARITABLE BENEFICIARY" means one or more beneficiaries of the Trust as determined pursuant to Section 6.9(iii)(f), provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

         "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

         "COMMON SHARE OWNERSHIP LIMIT" means not more than 9.8% percent (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding Common Shares of the Company, subject to adjustment pursuant to Section 6.9(ii)(h) (but not more than 9.9% percent of the aggregate of the outstanding Common Shares of the Company, as so adjusted). The number and value of outstanding Common Shares of the Company shall be determined by the Board in good faith, which determination shall be conclusive for all purposes hereof.

         "CONSTRUCTIVE OWNERSHIP" means ownership of Shares by a Person, whether the interest in the Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by
         Section 856(d)(5) of the Code. The terms "Constructive Owner," "Constructively Owns" and "Constructively Owned" shall have the correlative meanings.

         "EXCEPTED HOLDER" means a stockholder of the Company for whom an Excepted Holder Limit is created by these Articles or by the Board pursuant to Section 6.9(ii)(g).

         "EXCEPTED HOLDER LIMIT" means, provided that the affected Excepted Holder agrees to comply with the requirements established by the Board pursuant to Section 6.9(ii)(g), and subject to adjustment pursuant to
         Section 6.9(ii)(h), the percentage limit established by the Board pursuant to Section 6.9(ii)(g).

         "MARKET PRICE" on any date means, with respect to any class or series of outstanding Shares, the Closing Price for such Shares on such date. The "Closing Price" on any date shall mean the last sale price for such Shares, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Shares, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if such Shares are not listed or admitted to trading on the NYSE, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Shares are listed or admitted to trading or, if such Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if such Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Shares selected by the Board or, in the event that no trading price is available for such Shares, the fair market value of the Shares, as determined in good faith by the Board.

         "NYSE" means the New York Stock Exchange.

         "PERSON" means an individual, corporation, partnership, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and a group to which an Excepted Holder Limit applies.

         "PREFERRED SHARE OWNERSHIP LIMIT" means not more than 9.8% percent (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding Preferred Shares of the Company, subject to adjustment pursuant to Section 6.9(ii)(h) (but not more than 9.9% percent of the aggregate of the outstanding Preferred Shares of the Company, as so adjusted). The number and value of outstanding Preferred Shares of the Company shall be determined by the Board in good faith, which determination shall be conclusive for all purposes hereof.

         "PROHIBITED OWNER" means, with respect to any purported Transfer, any Person who, but for the provisions of Section 6.9(ii)(a), would Beneficially Own or

         Constructively Own Shares, and if appropriate in the context, shall also mean any Person who would have been the record owner of the Shares that the Prohibited Owner would have so owned.

         "REIT" means a real estate investment trust within the meaning of
         Section 856 of the Code.

         "RESTRICTION TERMINATION DATE" means the first day after the date of the Initial Public Offering on which the Company determines pursuant to
         Section 8.2(xix) of the Charter that it is no longer in the best interests of the Company to attempt to, or continue to, qualify as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of Shares set forth herein is no longer required in order for the Company to qualify as a REIT.

         "TRANSFER" means any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire Beneficial Ownership or Constructive Ownership, or any agreement to take any such actions or cause any such events, of Shares or the right to vote or receive dividends on Shares, including (a) the granting or exercise of any option (or any disposition of any option),
         (b) any disposition of any securities or rights convertible into or exchangeable for Shares or any interest in Shares or any exercise of any such conversion or exchange right and (c) Transfers of interests in other entities that result in changes in Beneficial or Constructive Ownership of Shares; in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise. The terms "Transferring" and "Transferred" shall have the correlative meanings.

         "TRUST" means any trust provided for in Section 6.9(iii)(a).

         "TRUSTEE" means the Person unaffiliated with the Company and a Prohibited Owner, that is appointed by the Company to serve as trustee of the Trust.

                  (ii) SHARES.

                           (a) OWNERSHIP LIMITATIONS. During the period commencing on the date of the Initial Public Offering and prior to the Restriction Termination Date:

                                    (I) BASIC RESTRICTIONS.

                                            (A) (1) No Person, other than an
                                    Excepted Holder, shall Beneficially Own or
                                    Constructively Own Common Shares in excess of the Common Share Ownership Limit, (2) no Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own Preferred Shares in excess of the Preferred Share Ownership Limit and (3) no Excepted Holder shall Beneficially Own or Constructively Own Shares in excess of the Excepted Holder Limit for such Excepted Holder.

                                            (B) No Person shall Beneficially or
                                    Constructively Own Shares to the extent that such Beneficial or Constructive Ownership of Shares would result in the Company being "closely held" within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or otherwise failing to qualify as a REIT (including, but not limited to, Beneficial or Constructive Ownership that would result in the Company owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Company from such tenant would cause the Company to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).

                                            (C) Notwithstanding any other
                                    provisions contained herein, any Transfer of Shares (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system) that, if effective, would result in Shares being beneficially owned by less than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such Shares.

                                    (II) TRANSFER IN TRUST. If any Transfer of
                                    Shares (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system) occurs which, if effective, would result in any Person Beneficially Owning or Constructively Owning Shares in violation of Section 6.9(ii)(a)(I)(A) or (B),

                                            (A) then that number of Shares the
                                    Beneficial or Constructive Ownership of
                                    which otherwise would cause such Person to violate Section 6.9(ii)(a)(I)(A) or (B) (rounded to the nearest whole share) shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in Section 6.9(iii), effective as of the close of business on the Business Day prior to the date of such Transfer, and such Person shall acquire no rights in such shares; or

                                            (B) if the transfer to the Trust
                                    described in clause (A) of this sentence would not be effective for any reason to prevent the violation of Section 6.9(ii)(a)(I)(A) or (B), then the Transfer of that number of Shares that otherwise would cause any Person to violate Section 6.9(ii)(a)(I)(A) or (B) shall be void ab initio, and the intended transferee shall acquire no rights in such Shares.

                           (b) REMEDIES FOR BREACH. If the Board or any duly authorized committee thereof shall at any time determine in good faith that a Transfer or other event has taken place that results in a violation of
                           Section 6.9(ii)(a) or that a Person intends to acquire or has attempted to acquire Beneficial or Constructive Ownership of any Shares in violation of
                           Section 6.9(ii)(a) (whether or not such violation is intended), the Board or a committee thereof shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Company to redeem shares, refusing to give effect to such Transfer on the books of the Company or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfer or attempted Transfer or other event in violation of
                           Section 6.9(ii)(a) shall automatically result in the transfer to the Trust described above, and, where applicable, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the Board or a committee thereof.

                           (c) NOTICE OF RESTRICTED TRANSFER. Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of Shares that will or may violate Section 6.9(ii)(a)(I) or any Person who would have owned Shares that resulted in a transfer to the Trust pursuant to the provisions of
                           Section 6.9(ii)(a)(II) shall immediately give written notice to the Company of such event, or in the case of such a proposed or attempted transaction, give at least 15 days prior written notice, and shall provide to the Company such other information as the Company may request in order to determine the effect, if any, of such Transfer on the Company's status as a REIT.

                           (d) OWNERS REQUIRED TO PROVIDE INFORMATION. From the date of the Initial Public Offering and prior to the Restriction Termination Date:

                                    (I) every owner of more than five percent
                                    (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) of the outstanding Shares, within 30 days after the end of each taxable year, shall give written notice to the Company stating the name and address of such owner, the number of Shares Beneficially Owned and a description of the manner in which such Shares are held. Each such owner shall provide to the Company such additional information as the Company may request in order to determine the effect, if any, of such Beneficial Ownership on the Company's status as a REIT and to ensure compliance with the Common Share Ownership Limit and Preferred Share Ownership Limit; and

                                    (II) each Person who is a Beneficial or
                                    Constructive Owner of Shares and each Person
                                    (including the stockholder of record) who is holding Shares for a Beneficial or Constructive Owner shall provide to the Company such information as the Company may request, in good faith, in order to determine the Company's status as a REIT and to comply with requirements of any taxing authority or governmental authority or to determine such compliance.

                           (e) REMEDIES NOT LIMITED. Subject to Section 8.2(ii) of the charter of the Company, nothing contained in this Section 6.9(ii)(e) shall limit the authority of the Board to take such other action as it deems necessary or advisable to protect the Company and the interests of its stockholders in preserving the Company's status as a REIT.

                           (f) AMBIGUITY. In the case of an ambiguity in the application of any of the provisions of this Section 6.9(ii), Section 6.9(iii), or any definition contained in Section 6.9(i), the Board shall have the power to determine the application of the provisions of this Section 6.9(ii) or Section 6.9(iii) or any such definition with respect to any situation based on the facts known to it. In the event Section 6.9(ii) or (iii) requires an action by the Board and the Charter fails to provide specific guidance with respect to such action, the Board shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of
                           Section 6.9.

                           (g) EXCEPTIONS.

                                    (I) Subject to Section 6.9(ii)(a)(I)(B), the
                                    Board, in its sole discretion, may exempt a Person from the Common Share Ownership Limit and the Preferred Share Ownership Limit, as the case may be, and may establish or increase an Excepted Holder Limit for such Person if:

                                            (A) the Board obtains such
                                    representations and undertakings from such
                                    Person as are reasonably necessary to
                                    ascertain that no individual's Beneficial or Constructive Ownership of such Shares will violate Section 6.9(ii)(a)(I)(B);

                                            (B) such Person does not and
                                    represents that it will not own, actually or Constructively, an interest in a tenant of the Company (or a tenant of any entity owned or controlled by the Company) that would cause the Company to own, actually or Constructively, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant and the Board obtains such representations and undertakings from such Person as are reasonably necessary to ascertain this fact (for this purpose, a tenant from whom the Company (or an entity owned or controlled by the Company) derives (and is expected to continue to derive) a sufficiently small amount of revenue such that, in the opinion of the Board, rent from such tenant would not adversely affect the Company's ability to qualify as a REIT, shall not be treated as a tenant of the Company); and

                                            (C) such Person agrees that any
                                    violation or attempted violation of such representations or undertakings (or other action which is contrary to the restrictions contained in Section 6.9(ii)(a) through
                                    Section 6.9(ii)(f) will result in such
                                    Shares being automatically transferred to a Trust in accordance with Section 6.9(ii)(A)(II) and Section 6.9(iii).

                                    (II) Prior to granting any exception
                                    pursuant to Section 6.9(ii)(g)(I), the Board may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Company's status as a REIT. Notwithstanding the receipt of any ruling or opinion, the Board may impose such conditions or restrictions as it deems appropriate in connection with granting such exception.

                                    (III) Subject to Section 6.9(ii)(a)(I)(B), an underwriter which participates in a public offering or a private placement of Shares (or securities convertible into or exchangeable for Shares) may Beneficially Own or Constructively Own Shares (or securities convertible into or exchangeable for Shares) in excess of the Common Share Ownership Limit, the Preferred Share Ownership Limit or both such limits, but only to the extent necessary to facilitate such public offering or private placement.

                                    (IV) The Board may only reduce the Excepted
                                    Holder Limit for an Excepted Holder: (1) with the written consent of such Excepted Holder at any time, or (2) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder. No Excepted Holder Limit shall be reduced to a percentage that is less than the Common Share Ownership Limit or the Preferred Share Ownership Limit.

                           (h) INCREASE IN COMMON SHARE OWNERSHIP LIMIT AND PREFERRED SHARE OWNERSHIP LIMIT. The Board may from time to time increase the Common Share Ownership Limit and the Preferred Share Ownership Limit; provided, however, that neither the Common Share Ownership Limit nor the Preferred Share Ownership Limit may be increased to a percentage that is greater than 9.9%.

                           (i) NOTICE TO STOCKHOLDERS UPON ISSUANCE OR TRANSFER. Upon issuance or transfer of Shares, the Company shall provide the recipient with a notice containing information about the shares purchased or otherwise transferred, in lieu of issuance of a share certificate, in a form substantially similar to the following:

                           The securities of Behringer Harvard Real Estate Investment Trust I, Inc. (the "Company") are subject to restrictions on Beneficial and Constructive Ownership and Transfer for the purpose of the Company's maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended (the "Code"). Subject to certain further restrictions and except as expressly provided in the Company's charter, (i) no Person may Beneficially or Constructively Own Common Shares of the Company in excess of 9.8 percent (in value or number of shares) of the outstanding Common Shares of the Company unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) no Person may Beneficially or Constructively Own Preferred Shares of the Company in excess of 9.8 percent (in value or number of shares) of the outstanding Preferred Shares of the Company unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable);
                           (iii) no Person may Beneficially or Constructively Own Shares that would result in the Company being "closely held" under Section 856(h) of the Code or otherwise cause the Company to fail to qualify as a REIT; and (iv) no Person may Transfer Shares if such Transfer would result in the Shares of the Company being owned by fewer than 100 Persons. Any Person who Beneficially or Constructively Owns or attempts to Beneficially or Constructively Own Shares which causes or will cause a Person to Beneficially or Constructively Own Shares in excess or in violation of the above limitations must immediately notify the Company. If any of the restrictions on transfer or ownership are violated, the Shares represented hereby will be automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries. In addition, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this notice have the meanings defined in the charter of the Company, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Shares of the Company on request and without charge.

                  (iii)    TRANSFER OF SHARES IN TRUST.

                           (a) OWNERSHIP IN TRUST. Upon any purported Transfer or other event described in Section 6.9(ii)(a)(II) that would result in a transfer of Shares to a Trust, such Shares shall be deemed to have been transferred to the Trustee as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the transfer to the Trust pursuant to Section 6.9(ii)(a)(II). The Trustee shall be appointed by the Company and shall be a Person unaffiliated with the Company and any Prohibited Owner. Each Charitable Beneficiary shall be designated by the Company as provided in Section 6.9(iii)(f).

                           (b) STATUS OF SHARES HELD BY THE TRUSTEE. Shares held by the Trustee shall be issued and outstanding Shares of the Company. The Prohibited Owner shall have no rights in the shares held by the Trustee. The Prohibited Owner shall not benefit economically from ownership of any Shares held in trust by the Trustee, shall have no rights to dividends or other distributions and shall not possess any rights to vote or other rights attributable to the Shares held in the Trust.

                           (c) DIVIDEND AND VOTING RIGHTS. The Trustee shall have all voting rights and rights to dividends or other distributions with respect to Shares held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to the discovery by the Company that the Shares have been transferred to the Trustee shall be paid by the recipient of such dividend or distribution to the Trustee upon demand and any dividend or other distribution authorized but unpaid shall be paid when due to the Trustee. Any dividend or distribution so paid to the Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to shares held in the Trust and, subject to Maryland law, effective as of the date that the Shares have been transferred to the Trustee, the Trustee shall have the authority (at the Trustee's sole discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Company that the Shares have been transferred to the Trustee and (ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Company has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this
                           Section 6.9, until the Company has received notification that Shares have been transferred into a Trust, the Company shall be entitled to rely on its share transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of stockholders.

                           (d) SALE OF SHARES BY TRUSTEE. Within 20 days of receiving notice from the Company that Shares have been transferred to the Trust, the Trustee of the Trust shall sell the Shares held in the Trust to a person, designated by the Trustee, whose ownership of the Shares will not violate the ownership limitations set forth in Section 6.9(ii)(a)(I). Upon such sale, the interest of the Charitable Beneficiary in the Shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 6.9(iii)(d). The Prohibited Owner shall receive the lesser of (1) the price paid by the Prohibited Owner for the Shares or, if the Prohibited Owner did not give value for the Shares in connection with the event causing the Shares to be held in the Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the Shares on the day of the event causing the Shares to be held in the Trust and (2) the price per Share received by the Trustee from the sale or other disposition of the Shares held in the Trust. Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Company that Shares have been transferred to the Trustee, such Shares are sold by a Prohibited Owner, then (i) such Shares shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the Prohibited Owner received an amount for such Shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this
                           Section 6.9, such excess shall be paid to the Trustee upon demand.

                           (e) PURCHASE RIGHT IN STOCK TRANSFERRED TO THE TRUSTEE. Shares transferred to the Trustee shall be deemed to have been offered for sale to the Company, or its designee, at a price per Share equal to the lesser of (i) the price per Share in the transaction that resulted in such transfer to the Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Company, or its designee, accepts such offer. The Company shall have the right to accept such offer until the Trustee has sold the shares held in the Trust pursuant to Section 6.9(iii)(d). Upon such a sale to the Company, the interest of the Charitable Beneficiary in the Shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner.

                           (f) DESIGNATION OF CHARITABLE BENEFICIARIES. By written notice to the Trustee, the Company shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust such that (i) the Shares held in the Trust would not violate the restrictions set forth in
                           Section 6.9(ii)(a)(I) in the hands of such Charitable Beneficiary and (ii) each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

SECTION 6.10 SETTLEMENTS. Nothing in Section 6.9 shall preclude the settlement of any transaction with respect to the Common Shares entered into through the facilities of the NYSE or other national securities exchange or automated inter-dealer quotation system on which the Common Shares are listed. The fact that the settlement of any transaction occurs shall not negate the effect of any provision of Sections 6.9, and any transfer in such a transaction shall be subject to all of the provisions and limitations set forth in Section 6.9.

SECTION 6.11 SEVERABILITY. If any provision of Section 6.9 or any application of any such provision is determined to be void, invalid or unenforceable by any court having jurisdiction over the issue, the validity and enforceability of the remaining provisions of Section 6.9 shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

SECTION 6.12 ENFORCEMENT. The Company is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of
Section 6.9.

SECTION 6.13 NON-WAIVER. No delay or failure on the part of the Company or the Board in exercising any right hereunder shall operate as a waiver of any right of the Company or the Board, as the case may be, except to the extent specifically waived in writing.

SECTION 6.14 REPURCHASE OF SHARES. The Board may establish, from time to time, a program or programs by which the Company voluntarily repurchases Shares from its Stockholders; provided, however, that such repurchase does not impair the capital or operations of the Company. The Sponsor, Advisor, members of the Board or any Affiliates thereof may not receive any fees arising out of the repurchase of Shares by the Company.

SECTION 6.15 DISTRIBUTION REINVESTMENT PLANS. The Board may establish, from time to time, a Distribution reinvestment plan or plans (each, a "REINVESTMENT PLAN"). Under any such Reinvestment Plan, (i) all material information regarding Distributions to the Stockholders and the effect of reinvesting such Distributions, including the tax consequences thereof, shall be provided to the Stockholders not less often than annually, and (ii) each Stockholder participating in such Reinvestment Plan shall have a reasonable opportunity to withdraw from the Reinvestment Plan not less often than annually after receipt of the information required in clause (i) above.

                                   ARTICLE VII

                               BOARD OF DIRECTORS

SECTION 7.1 INITIAL DIRECTORS/NUMBER. The initial number of Directors of the Company shall initially be four (4), which number may be increased or decreased from time to time pursuant to the Bylaws; provided, however, that the total number of Directors shall be not fewer than three (3) and not more than fifteen
(15), subject to increase or decrease by the affirmative vote of 80% of the members then serving on the Board. A majority of the Board will be Independent Directors except for a period of up to 60 days after the death, removal or resignation of an Independent Director. Any vacancies will be filled by the affirmative vote of a majority of the remaining Directors, though less than a quorum. Independent Directors shall nominate replacements for vacancies in the Independent Director positions. No reduction in the number of Directors shall cause the removal of any Director from office prior to the expiration of his term, except as may otherwise be provided in the terms of any Preferred Shares issued by the Company. For the purposes of voting for Directors, each Share of stock may be voted for as many individuals as there are Directors to be elected and for whose election the Share is entitled to be voted. Cumulative voting for Directors is prohibited.

         The names of the Directors who shall serve on the Board initially until the first annual meeting of the Stockholders and until their successors are duly elected and qualified are:

                                     Robert M. Behringer
                                     Robert S. Aisner
                                     Jon L. Dooley
                                     Charles B. Nolen

SECTION 7.2 EXPERIENCE. Each non-Independent Director shall have at least three
(3) years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by the Company. At least one of the Independent Directors shall have three (3) years of relevant real estate experience.

SECTION 7.3 COMMITTEES. Subject to the MGCL, the Board may establish such committees as it deems appropriate, in its discretion, provided that the majority of the members of each committee are Independent Directors.

SECTION 7.4 TERM. Except as may otherwise be provided in the terms of any Preferred Shares issued by the Company, each Director shall hold office for one
(1) year, until the next annual meeting of Stockholders and until his successor is duly elected and qualifies. Directors may be elected to an unlimited number of successive terms.

SECTION 7.5 FIDUCIARY OBLIGATIONS. The Directors serve in a fiduciary capacity to the Company and have a fiduciary duty to the Stockholders of the Company, including a specific fiduciary duty to supervise the relationship of the Company with the Advisor.

SECTION 7.6 APPROVAL BY INDEPENDENT DIRECTORS. A majority of Independent Directors must approve all matters to which Sections 7.1 (other than with respect to the portion of such Section relating to the designation of the initial Directors), 9.1, 9.2, 9.5, 9.9, 9.10, 9.11, 9.12, 9.13, 10.2, 10.3(iii),
10.4(ix), 10.4(xii), 10.4(xiv) and 13.2 herein apply.

SECTION 7.7 RESIGNATION, REMOVAL OR DEATH. Any Director may resign by written notice to the Board, effective upon execution and delivery to the Company of such written notice or upon any future date specified in the notice. A Director may be removed from office with or without cause only at a meeting of the Stockholders called for that purpose, by the affirmative vote of the holders of not less than a majority of the Shares then outstanding and entitled to vote generally in the election of directors, subject to the rights of any Preferred Shares to vote for such Directors. The notice of such meeting shall indicate that the purpose, or one of the purposes, of such meeting is to determine if a Director should be removed.

SECTION 7.8 RIGHTS OF OBJECTING STOCKHOLDERS. Holders of Shares shall not be entitled to exercise any rights of an objecting stockholder provided for under Title 3, Subtitle 2 of the MGCL unless the Board, upon the affirmative vote of a majority of the entire Board, shall determine that such rights shall apply, with respect to all or any classes or series of stock, to a particular transaction or all transactions occurring after the date of such approval in connection with which holders of such Shares would otherwise be entitled to exercise such rights.

                                  ARTICLE VIII

                        POWERS OF THE BOARD OF DIRECTORS

SECTION 8.1 GENERAL. The business and affairs of the Company shall be managed under the direction of the Board, and the Board shall have full, exclusive and absolute power, control and authority over the Company Property and over the business of the Company as if it, in its own right, was the sole owner thereof, except as otherwise limited by the Charter. In accordance with the policies on investments and borrowing set forth in this Article VIII and Article X hereof, the Board shall monitor the administrative procedures, investment operations and performance of the Company and the Advisor to assure that such policies are carried out. The Board may take any action that, in its sole judgment and discretion, is necessary or desirable to conduct the business of the Company. The Charter shall be construed with a presumption in favor of the grant of power and authority to the Board. Any construction of the Charter or determination made in good faith by the Board concerning its powers and authority hereunder shall be conclusive. The enumeration and definition of particular powers of the Board included in this Article VIII shall in no way be limited or restricted by reference to or inference from the terms of this or any other provision of the Charter or construed or deemed by inference or otherwise in any manner to exclude or limit the powers conferred upon the Board under the general laws of the State of Maryland as now or hereafter in force.

SECTION 8.2 SPECIFIC POWERS AND AUTHORITY. Subject only to the express limitations set forth herein, and in addition to all other powers and authority conferred by the Charter by law, the Board, without any vote, action or consent by the Stockholders, shall have and may exercise, at any time or times, in the name of the Company or on its behalf the following powers and authorities:

         (i) INVESTMENTS. Subject to Article X and Section 13.6 hereof, the Board shall have the power and authority to invest in, purchase or otherwise acquire and to hold real, personal or mixed, tangible or intangible, property of any kind wherever located, or rights or interests therein or in connection therewith, all without regard to whether such property, interests or rights are authorized by law for the investment of funds held by trustees or other fiduciaries, or whether obligations the Company acquires have a term greater or lesser than the term of office of the Directors or the possible termination of the Company, for such consideration as the Board may deem proper (including cash, property of any kind or Securities of the Company); provided, however, that the Board shall take such actions as it deems necessary and desirable to comply with any requirements of the MGCL relating to the types of assets held by the Company.

         (ii) REIT QUALIFICATION. The Board shall use its best efforts to cause the Company and its Stockholders to qualify for U.S. federal income tax treatment in accordance with the provisions of the Code applicable to REITs. In furtherance of the foregoing, the Board shall use its best efforts to take such actions as are necessary, and may take such actions as it deems desirable (in its sole discretion) to preserve the status of the Company as a REIT; provided, however, that in the event that the Board determines, by vote of at least two-thirds (2/3) of the Directors, that it no longer is in the best interests of the Company to qualify as a REIT, the Board may revoke or otherwise terminate the Company's REIT election pursuant to Section 856(g) of the Code. The Board also may determine that compliance with any restriction or limitation on stock ownership and transfers set forth in Section 6.9 hereof is no longer required for REIT qualification.

         (iii) SALE, DISPOSITION AND USE OF COMPANY PROPERTY. Subject to Article X and Sections 13.6 and 14.3 hereof, the Board shall have the power and authority to (A) sell, rent, lease, hire, exchange, release, partition, assign, mortgage, grant security interests in, encumber, negotiate, dedicate, grant easements in and options with respect to, convey, transfer (including transfers to entities wholly or partially owned by the Company or any Director), (B) dispose of any or all of the Company Property by deeds (including deeds in lieu of foreclosure with or without consideration), trust deeds, assignments, bills of sale, transfers, leases, mortgages, financing statements, security agreements and other instruments for any of such purposes executed and delivered for and on behalf of the Company or the Board by one or more of the Directors or by a duly authorized officer, employee, agent or nominee of the Company, on such terms as it deems appropriate, (C) give consents and make contracts relating to the Company Property and its use or other property or matters (D) develop, improve, manage, use, alter or otherwise deal with the Company Property, and (E) rent, lease or hire from others property of any kind; provided, however, that the Company may not use or apply land for any purposes not permitted by applicable law.

         (iv) FINANCINGS. The Board shall have the power and authority to borrow or, in any other manner, raise money for the purposes and on the terms it determines, which terms may (i) include evidencing the same by issuance of Securities of the Company and (ii) may have such provisions as the Board may determine; to reacquire such Securities to (A) enter into other contracts or obligations on behalf of the Company; to guarantee, indemnify or act as surety with respect to payment or performance of obligations of any Person and (B) mortgage, pledge, assign, grant security interests in or otherwise encumber the Company Property to secure any such Securities of the Company, contracts or obligations (including guarantees, indemnifications and suretyships); and to renew, modify, release, compromise, extend, consolidate or cancel, in whole or in part, any obligation to or of the Company or participate in any reorganization of obligors to the Company; provided, however, that the Company's Leverage on an aggregate basis may not exceed fifty-five percent (55%) of the aggregate value of the Company's Assets; provided, that Leverage on any individual Property may exceed such limit.

         (v) LENDING. Subject to all applicable limitations in the Charter, the Board shall have the power and authority to lend money or other Company Property on such terms, for such purposes and to such Persons as it may determine.

         (vi) ISSUANCE OF SECURITIES. Subject to the provisions of Article VI hereof, the Board may authorize the issuance from time to time of Shares of any class or series, whether now or hereafter authorized, or securities or rights convertible into Shares of any class or series, whether now or hereafter authorized, for such consideration as the Board may deem advisable (or without consideration in the case of a stock split or stock dividend), subject to such restrictions or limitations, if any, as may be set forth in the Charter or the Bylaws.

         (vii) EXPENSES AND TAXES. The Board shall have the power and authority
         (A) to pay any charges, expenses or liabilities necessary or desirable, in the sole discretion of the Board, for carrying out the purposes of the Charter and conducting the business of the Company, including (1) compensation or fees to Directors, officers, employees and agents of the Company, and to Persons contracting with the Company and (2) any taxes, levies, charges and assessments of any kind imposed upon or chargeable against the Company, the Company Property or the Directors in connection therewith and (B) to prepare and file any tax returns, reports or other documents and take any other appropriate action relating to the payment of any such charges, expenses or liabilities.

         (viii) COLLECTION AND ENFORCEMENT. The Board shall have the power and authority to collect, sue for and receive money or other property due to the Company; to consent to extensions of time for the payment, or to the renewal, of any Securities or obligations; to engage or to intervene in, prosecute, defend, compound, enforce, compromise, release, abandon or adjust any actions, suits, proceedings, disputes, claims, demands, security interests or things relating to the Company, the Company Property or the Company's affairs; to exercise any rights and enter into any agreements and take any other action necessary or desirable in connection with the foregoing.

         (ix) DEPOSITS. The Board shall have the power and authority to deposit funds or Securities constituting part of the Company Property in banks, trust companies, savings and loan associations, financial institutions and other depositories, whether or not such deposits will draw interest, subject to withdrawal on such terms and in such manner as the Board may determine.

         (x) ALLOCATION; ACCOUNTS. The Board shall have the power and authority to determine whether moneys, profits or other assets of the Company shall be charged or credited to, or allocated between, income and capital, including whether or not to amortize any premium or discount and to determine in what manner any expenses or disbursements are to be borne as between income and capital (regardless of how such items would normally or otherwise be charged to or allocated between income and capital without such determination); to treat any dividend or other distribution on any investment as, or apportion it between, income and capital; in its discretion to provide reserves for depreciation, amortization, obsolescence or other purposes in respect of any Company Property in such amounts and by such methods as it determines constitute net earnings, profits or surplus in their discretion; to determine the method or form in which the accounts and records of the Company shall be maintained; and to allocate to the Stockholders' equity account less than all of the consideration paid for Securities and to allocate the balance to paid-in capital or capital surplus.

         (xi) VALUATION OF PROPERTY. The Board shall have the power and authority to determine the value of all or any part of the Company Property and of any services,

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         Securities, property or other consideration to be furnished to or acquired by the Company, and to revalue all or any part of the Company Property, all in accordance with such appraisals or other information as are reasonable and necessary, in its sole judgment.

         (xii) OWNERSHIP AND VOTING POWERS. The Board shall have the power and authority to exercise all of the rights, powers, options and privileges pertaining to the ownership of any Mortgages, Securities, Real Estate and other Company Property to the same extent that an individual owner might, including without limitation to vote or give any consent, request or notice or waive any notice, either in person or by proxy or power of attorney, which proxies and powers of attorney may be for any general or special meetings or action, and may include the exercise of discretionary powers.

         (xiii) OFFICERS, ETC.; DELEGATION OF POWERS. The Board shall have the power and authority to elect, appoint or employ such officers for the Company and such committees of the Board with such powers and duties as the Board may determine, the Company's Bylaws provide or the MGCL requires; to engage, employ or contract with and pay compensation to any Person (including subject to Section 13.6 hereof, any Director and any Person who is an Affiliate of any Director) as agent, representative, Advisor, member of an advisory board, employee or independent contractor (including advisors, consultants, transfer agents, registrars, underwriters, accountants, attorneys-at-law, real estate agents, property and other managers, appraisers, brokers, architects, engineers, construction managers, general contractors or otherwise) in one or more capacities, to perform such services on such terms as the Board may determine; to delegate to one or more Directors, officers or other Persons engaged or employed as aforesaid or to committees of the Board or to the Advisor, the performance of acts or other things (including granting of consents), the making of decisions and the execution of such deeds, contracts, leases or other instruments, either in the names of the Company, the Board or as their attorneys or otherwise, as the Board may determine; and to establish such committees as it deems appropriate.

         (xiv) ASSOCIATIONS. Subject to Section 13.6 hereof, the Board shall have the power and authority to cause the Company to enter into joint ventures, general or limited partnerships, participation or agency arrangements or any other lawful combinations, relationships or associations of any kind.

         (xv) REORGANIZATIONS, ETC. Subject to Sections 14.2 and 14.3 hereof, the Board shall have the power and authority to cause to be organized or assist in organizing any Person under the laws of any jurisdiction to acquire all or any part of the Company Property, carry on any business in which the Company shall have an interest or otherwise exercise the powers the Board deems necessary, useful or desirable to carry on the business of the Company or to carry out the provisions of the Charter, to merge or consolidate the Company with any Person; to sell, rent, lease, hire, convey, negotiate, assign, exchange or transfer all or any part of the Company Property to or with any Person in exchange for Securities of such Person or otherwise; and to lend money to, subscribe for and purchase the Securities of, and enter into any contracts with, any Person in which the Company holds, or is about to acquire, Securities or any other interests.

         (xvi) INSURANCE. The Board shall have the power and authority to purchase and pay for out of Company Property insurance policies insuring the Stockholders, Company and the Company Property against any and all risks, and insuring the Directors, Advisors and Affiliates of the Company, individually (each an "INSURED") against all claims and liabilities of every nature arising by reason of each such insured holding or having held any such status, office or position or by reason of any action alleged to have been taken or omitted by the Insured in such capacity, whether or not the Company would have the power to indemnify against such claim or liability, provided that such insurance be limited to the indemnification permitted by Section 13.2 hereof in regard to any liability or loss resulting from negligence, gross negligence, misconduct, willful misconduct or an alleged violation of federal or state securities laws. Nothing contained herein shall preclude the Company from purchasing and paying for such types of insurance, including extended coverage liability and casualty and workers' compensation, as would be customary for any Person owning comparable assets and engaged in a similar business, or from naming the Insured as an additional insured party thereunder, provided that such addition does not add to the premiums payable by the Company. The Board's power to purchase and pay for such insurance policies shall be limited to policies that comply with all applicable state laws and the NASAA REIT Guidelines.

         (xvii) DISTRIBUTIONS. The Board shall have the power and authority to authorize dividends for declaration and payment by the Company or other Distributions to Stockholders, subject to the provisions of Section 6.2 hereof.

         (xviii) DISCONTINUE OPERATIONS; BANKRUPTCY. The Board shall have the power and authority to discontinue the operations of the Company (subject to Section 14.2 hereof); to petition or apply for relief under any provision of federal or state bankruptcy, insolvency or reorganization laws or similar laws for the relief of debtors; to permit any Company Property to be foreclosed upon without raising any legal or equitable defenses that may be available to the Company or the Directors or otherwise defending or responding to such foreclosure; to confess judgment against the Company (as hereinafter defined); or to take such other action with respect to indebtedness or other obligations of the Directors, the Company Property or the Company as the Board, in such capacity, and in its discretion may determine.

         (xix) FISCAL YEAR. Subject to the Code, the Board shall have the power and authority to adopt, and from time to time to change, the fiscal year for the Company.

         (xx) SEAL. The Board shall have the power and authority to adopt and use a seal, but the use of a seal shall not be required for the execution of instruments or obligations of the Company.

         (xxi) BYLAWS. The Board shall have the exclusive power and authority to adopt, implement and from time to time alter, amend or repeal the Bylaws.

         (xxii) LISTING SHARES. The Board shall have the power and authority to cause the Listing of the Shares at any time after completion of the Initial Public Offering but in no event shall such Listing occur more than ten (10) years after completion of such offering.

         (xxiii) FURTHER POWERS. The Board shall have the power and authority to do all other acts and things and execute and deliver all instruments incident to the foregoing powers, and to exercise all powers that it deems necessary, useful or desirable to carry on the business of the Company or to carry out the provisions of the Charter, even if such powers are not specifically provided hereby.

SECTION 8.3 DETERMINATION BY BOARD OF BEST INTEREST OF COMPANY. The determination as to any of the following matters, made in good faith by or pursuant to the direction of the Board consistent with the Charter and in the absence of actual receipt of an improper benefit in money, property or services or active and deliberate dishonesty established by a court, shall be final and conclusive and shall be binding upon the Company and every holder of its Stock: the amount of the net income of the Company for any period and the amount of assets at any time legally available for the payment of dividends, redemption of its Stock or the payment of other Distributions on its Stock; the amount of paid-in surplus, net assets, other surplus, annual or other net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Company; any matter relating to the acquisition, holding and disposition of any assets by the Company; or any other matter relating to the business and affairs of the Company.

                                   ARTICLE IX

                                     ADVISOR

SECTION 9.1 APPOINTMENT AND INITIAL INVESTMENT OF ADVISOR. The Board is responsible for setting the general policies of the Company and for the general supervision of its business conducted by officers, agents, employees, advisors or independent contractors of the Company. However, the Board is not required personally to conduct the business of the Company, and it may (but need not) appoint, employ or contract with any Person (including a Person Affiliated with any Director) as an Advisor and may grant or delegate such authority to the Advisor as the Board may, in its sole discretion, deem necessary or desirable. The term of retention of any Advisor shall not exceed one (1) year, although there is no limit to the number of times that a particular Advisor may be retained. The Advisor or its Affiliates shall make an initial investment of at least $200,000 in the Company. The Advisor or any such Affiliate may not sell this initial investment while the Advisor remains a Sponsor but may transfer the initial investment to other Affiliates.

SECTION 9.2 SUPERVISION OF ADVISOR. The Board shall evaluate the performance of the Advisor before entering into or renewing an Advisory Agreement, and the criteria used in such evaluation shall be reflected in the minutes of meetings of the Board. The Board may exercise broad discretion in allowing the Advisor to administer and regulate the operations of the Company, to act as agent for the Company, to execute documents on behalf of the Company and to make executive decisions that conform to general policies and principles established by the Board. The Board shall monitor the Advisor to assure that the administrative procedures,

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operations and programs of the Company are in the best interests of the
Stockholders and are fulfilled. The Independent Directors are responsible for reviewing the fees and expenses of the Company at least annually or with sufficient frequency to determine that the expenses incurred are reasonable in light of the investment performance of the Company, its Net Assets, its Net Income and the fees and expenses of other comparable unaffiliated REITs. Each such determination shall be reflected in the minutes of the meetings of the Board. In addition, from time to time, but not less often than annually, a majority of the Independent Directors and a majority of Directors not otherwise interested in the transaction must approve each transaction with the Advisor or its Affiliates. The Independent Directors also will be responsible for reviewing the performance of the Advisor and determining that compensation to be paid to the Advisor is reasonable in relation to the nature and quality of services performed and the investment performance of the Company and that the provisions of the Advisory Agreement are being carried out. Specifically, the Independent Directors will consider factors such as the Net Assets and Net Income of the Company, the amount of the fee paid to the Advisor in relation to the size, composition and performance of the Company's portfolio, the success of the Advisor in generating opportunities that meet the investment objectives of the Company, rates charged to other REITs and to investors other than REITs by advisors performing the same or similar services, additional revenues realized by the Advisor and its Affiliates through their relationship with the Company, whether paid by the Company or by others with whom the Company does business, the quality and extent of service and advice furnished by the Advisor, the performance of the investment portfolio of the Company, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations, and the quality of the portfolio of the Company relative to the investments generated by the Advisor for its own account. The Independent Directors may also consider all other factors that it deems relevant, and the findings of the Independent Directors on each of the factors considered shall be recorded in the minutes of the Board. The Board shall determine whether any successor Advisor possesses sufficient qualifications to perform the advisory function for the Company and whether the compensation provided for in its contract with the Company is justified.

SECTION 9.3 FIDUCIARY OBLIGATIONS. The Advisor shall have a fiduciary responsibility and duty to the Company and to the Stockholders.

SECTION 9.4 AFFILIATION AND FUNCTIONS. The Board, by resolution or in the Bylaws, may provide guidelines, provisions or requirements concerning the affiliation and functions of the Advisor.

SECTION 9.5 TERMINATION. Either a majority of the Independent Directors or the Advisor may terminate the Advisory Agreement on sixty (60) days' written notice without cause or penalty, and, in such event, the Advisor will cooperate with the Company and the Board in making an orderly transition of the advisory function.

SECTION 9.6 REAL ESTATE COMMISSION ON SALE OF PROPERTY. The Company shall pay the Advisor a deferred, subordinated real estate disposition fee upon Sale of one or more Properties, in an amount equal to the lesser of (i) one-half (1/2) of a Competitive Real Estate Commission, or (ii) three percent (3%) of the sales price of such Property or Properties. In addition, the amount paid when added to the sums paid to unaffiliated parties in such a capacity shall not exceed the lesser of the Competitive Real Estate Commission or an amount equal to 6% of the sales price of such Property or Properties. Payment of such fee shall be made only if the Advisor provides a substantial amount of services in connection with the Sale of a Property or Properties and shall be subordinated to receipt by the Stockholders of Distributions equal to the sum of
(i) their aggregate Stockholders' 8% Return and (ii) their aggregate Invested Capital. If, at the time of a Sale, payment of such disposition fee is deferred because the subordination conditions have not been satisfied, then the disposition fee shall be paid at such later time as the subordination conditions are satisfied. Upon Listing, if the Advisor has accrued but not been paid such real estate disposition fee, then for purposes of determining whether the subordination conditions have been satisfied, Stockholders will be deemed to have received a Distribution in the amount equal to the product of the total number of Shares outstanding and the average closing price of the Shares over a period, beginning 180 days after Listing, of 30 days during which the Shares are traded.

SECTION 9.7 SUBORDINATED SHARE OF NET SALES PROCEEDS. The Company shall pay the Advisor a deferred, subordinated share from Sales of assets of the Company, whether or not in liquidation of the Company, equal to 10% of Net Sales Proceeds remaining after receipt by the Stockholders of Distributions equal to the sum of
(i) the Stockholders' 8% Return and (ii) 100% of Invested Capital. Upon liquidation, the Advisor shall also receive an amount equal to the Advisor's initial investment in the Operating Partnership after receipt by the Stockholders of the distributions described in (i) and (ii) above. In the event the share of Net Sales Proceeds set forth in this Section 9.7 is paid to the Advisor, no other Net Sales Proceeds will be paid to the Advisor. In the case of multiple Advisors, such Advisors and any of their Affiliates shall be allowed such fees provided such fees are distributed by a proportional method reasonably designed to reflect the value added to the Company assets by each respective Advisor or any Affiliate.

SECTION 9.8 SUBORDINATED INCENTIVE FEE UPON LISTING. At such time, if any, as Listing occurs, the Advisor shall be paid the Subordinated Incentive Fee in an amount equal to ten percent (10%) of the amount by which (i) the market value of the Company (as defined below) plus the total Distributions paid to Stockholders from the Company's inception until the date of Listing exceeds (ii) the sum of
(A) one hundred percent (100%) of Invested Capital and (B) the total Distributions required to be paid to the Stockholders in order to pay the Stockholders' 8% Return from inception through the date the market value is determined. For purposes of calculating the Subordinated Incentive Fee, the market value of the Company shall be the average closing price or average of bid and asked price, as the case may be, over a period of thirty (30) days during which the Shares are traded with such period beginning one hundred eighty (180) days after Listing. In the event the Subordinated Incentive Fee is paid to the Advisor following Listing, no other performance fee will be paid to the Advisor. In the case of multiple Advisors, such Advisors and their Affiliates shall be allowed incentive fees, provided such fees are distributed by a proportional method reasonably designed to reflect the value added to the Company assets by each respective Advisor or any Affiliate.

SECTION 9.9 NEW ADVISOR FEE STRUCTURES. In the event that the Company becomes a perpetual life entity, which will occur upon Listing, the Company and the Advisor will negotiate in good faith a fee structure appropriate for an entity with a perpetual life, subject to approval by a majority of the Independent Directors. In negotiating a new fee structure, the Independent Directors shall consider all of the factors they deem relevant. These are expected to include, but will not necessarily be limited to: (i) the amount of the advisory fee in relation to the asset value, composition, and profitability of the Company's portfolio; (ii) the success of the Advisor in generating opportunities that meet the investment objectives of the Company; (iii) the rates charged to other REITs and to investors other than REITs by Advisors that perform the same or similar services; (iv) additional revenues realized by the Advisor and its Affiliates through their relationship with the Company, including loan administration, underwriting or broker commissions, servicing, engineering, inspection and other fees, whether paid by the Company or by others with whom the Company does business; (v) the quality and extent of service and advice furnished by the Advisor; (vi) the performance of the investment portfolio of the Company, including income, conservation or appreciation of capital, and number and frequency of problem investments; and (vii) the quality of the Property portfolio of the Company in relation to the investments generated by the Advisor for its own account. The Board, including a majority of the Independent Directors, may not approve a new fee structure that, in its judgment, is more favorable to the Advisor than the current fee structure.

SECTION 9.10 REIMBURSEMENT FOR ORGANIZATION AND OFFERING EXPENSES. The Company shall reimburse the Advisor and its Affiliates an amount of up to 3% of the Gross Proceeds for Organization and Offering Expenses incurred by the Advisor or its Affiliates.

SECTION 9.11 ACQUISITION AND ADVISORY FEES. The Company shall pay the Advisor and its Affiliates an amount of up to 3.0% of Average Invested Assets for the review and evaluation of potential Real Property acquisitions.

SECTION 9.12 REIMBURSEMENT FOR ACQUISITION EXPENSES. The Company shall reimburse the Advisor and its Affiliates an amount of up to 0.5% of the Gross Proceeds for Acquisition Expenses incurred by the Advisor or its Affiliates.

SECTION 9.13 ASSET MANAGEMENT FEE. The Company shall pay the Advisor a monthly Asset Management Fee in an amount of up to 0.5% of the Average Invested Assets as of the end of the preceding month. The Asset Management Fee may or may not be taken, in whole or in part as to any year, in the sole discretion of the Advisor. All or any portion of the Asset Management Fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as the Advisor shall determine.

SECTION 9.14 REIMBURSEMENT FOR TOTAL OPERATING EXPENSES. The Company shall reimburse the Advisor, at the end of each fiscal quarter, for Total Operating Expenses incurred by the Advisor; provided, however that the Company shall not reimburse the Advisor at the end of any fiscal quarter for Total Operating Expenses that, in the four consecutive fiscal quarters then ended, exceed the greater of 2% of Average Invested Assets or 25% of Net Income (the "2%/25% GUIDELINES") for such year. The Independent Directors shall have the responsibility of limiting Total Operating Expenses to amounts that do not exceed the 2%/25% Guidelines unless they have made a finding that, based on such unusual and non-recurring factors that they deem sufficient, a higher level of expenses is justified. In the event that the Independent Directors do not determine that excess expenses are justified, the Advisor shall reimburse the Company the amount by which the expenses exceeded the 2%/25% Guidelines.

SECTION 9.15 REIMBURSEMENT LIMITATION. The Company shall not reimburse the Advisor or its Affiliates for services for which the Advisor or its Affiliates are entitled to compensation in the form of a separate fee.

SECTION 9.16 LIMITATION ON ACQUISITION FEES AND ACQUISITION EXPENSES. Notwithstanding anything contained in Sections 9.11 and 9.12 above, the total of all Acquisition Fees and Acquisition Expenses shall not exceed, in the aggregate, an amount equal to 6% of the amount actually paid or allocated to the purchase, development, construction or improvement of a Property exclusive of Acquisition Fees and Acquisition Expenses with respect to Properties purchased by the Company; provided, however, that a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in the transaction may approve fees and expenses in excess of this limit if they determine the transaction to be commercially competitive, fair and reasonable to the Company.

                                    ARTICLE X

                      INVESTMENT OBJECTIVES AND LIMITATIONS

SECTION 10.1 INVESTMENT OBJECTIVES. The Company's primary investment objectives are: (i) to preserve, protect and return the Invested Capital of the Stockholders; (ii) to maximize cash available for Distribution; (iii) to realize capital appreciation upon the ultimate sale of the Company's Properties; and
(iv) to provide Stockholders with liquidity of their investment within ten (10) years after the commencement of the Initial Public Offering through either (a) the Listing of the Shares, or (b) if Listing does not occur within ten (10) years following the commencement of the Initial Public Offering, the dissolution of the Company and orderly liquidation of its assets. The sheltering from tax of income from other sources is not an objective of the Company. Subject to the restrictions set forth herein, the Board will use its best efforts to conduct the affairs of the Company in such a manner as to continue to qualify the Company for the tax treatment provided in the REIT Provisions of the Code; provided, however, that no Director, officer, employee or agent of the Company shall be liable for any act or omission resulting in the loss of tax benefits under the Code, except to the extent provided in Section 13.2 hereof.

SECTION 10.2 REVIEW OF OBJECTIVES. The Independent Directors shall review the investment policies of the Company with sufficient frequency (not less often than annually) to determine that the policies being followed by the Company are in the best interests of its Stockholders. Each such determination and the basis therefor shall be set forth in the minutes of the meetings of the Board.

SECTION 10.3   CERTAIN PERMITTED INVESTMENTS.

         (i) The Company may invest in Properties, as defined in Article V hereof.

         (ii) The Company may invest in Joint Ventures with the Sponsor, Advisor, one or more Directors or any Affiliate, only if a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction, approve such investment as being fair and reasonable to the Company and on substantially the same terms and conditions as those received by the other joint venturers.

         (iii) Subject to any limitations in Section 10.4, the Company may invest in equity securities and other Assets only if a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction approve such investment as being fair, competitive and commercially reasonable.

SECTION 10.4 INVESTMENT LIMITATIONS. In addition to other investment restrictions imposed by the Board from time to time, consistent with the Company's objective of qualifying as a REIT, the following shall apply to the Company's investments:

         (i) Not more than 10% of the Company's total assets shall be invested in Unimproved Real Property or mortgage loans on Unimproved Real Property.

         (ii) The Company shall not invest in commodities or commodity future contracts. This limitation is not intended to apply to futures contracts, when used solely for hedging purposes in connection with the Company's ordinary business of investing in real estate assets and mortgages.

         (iii) The Company will not make or invest in mortgage loans (except in connection with the sale or other disposition of a Property).

         (iv) The Company shall not invest in or make mortgage loans unless an appraisal is obtained concerning the underlying property except for those loans insured or guaranteed by a government or government agency. Mortgage indebtedness on any property shall not exceed such property's appraised value. In cases in which a majority of Independent Directors so determine, and in all cases in which the transaction is with the Advisor, Directors, or any Affiliates, such appraisal of the underlying property must be obtained from an Independent Expert. Such appraisal shall be maintained in the Company's records for at least five (5) years and shall be available for inspection and duplication by any Stockholder. In addition to the appraisal, a mortgagee's or owner's title insurance policy or commitment as to the priority of the mortgage or condition of the title must be obtained.

         (v) The Company shall not make or invest in mortgage loans, including construction loans, on any one (1) property if the aggregate amount of all mortgage loans outstanding on the property, including the loans of the Company, would exceed an amount equal to eighty-five percent (85%) of the appraised value of the property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria. For purposes of this subsection, the "aggregate amount of all mortgage loans outstanding on the property, including the loans of the Company" shall include all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds five percent (5%) per annum of the principal balance of the loan.

         (vi) The Company shall not invest in indebtedness ("JUNIOR DEBT") secured by a mortgage on real property which is subordinate to the lien or other indebtedness ("SENIOR DEBT"), except where such amount of such Junior Debt, plus the outstanding amount of Senior Debt, does not exceed 90% of the appraised value of such property, if after giving effect thereto, the value of all such mortgage loans of the Company (as shown on the books of the Company in accordance with generally accepted accounting principles, after all reasonable reserves but before provision for depreciation) would not then exceed 25% of the Company's Net Assets. The value of all investments in Junior Debt of the Company which does not meet the aforementioned requirements shall be limited to 10% of the Company's tangible assets (which would be included within the 25% limitation).

         (vii) The Company shall not engage in any short sale, or borrow, on an unsecured basis, if such borrowing will result in an Asset Coverage of less than 300%, except that such borrowing limitation shall not apply to a first mortgage trust. "Asset Coverage," for the purpose of this
         Section 10.4(vii) means the ratio which the value of the total assets of an issuer, less all liabilities and indebtedness except indebtedness for unsecured borrowings, bears to the aggregate amount of all unsecured borrowings of such issuer.

         (viii) The Company shall not make or invest in any mortgage loans that are subordinate to any mortgage or equity interest of the Advisor, the Directors, the Sponsor or an Affiliate of the Company. In addition, the Company shall not invest in any security of any entity holding investments or engaging in activities prohibited by the Charter.

         (ix) The Company shall not underwrite the securities of other issuers. In addition, the Company shall not invest in securities of other issuers, except for investments in Joint Ventures as described herein, unless a majority of the Directors (including a majority of Independent Directors) not otherwise interested in such transaction approve the transaction as being fair, competitive and commercially reasonable.

         (x) The Company shall not issue (A) equity securities redeemable solely at the option of the holder (except that Stockholders may offer their Common Shares to the Company pursuant to that certain redemption plan adopted or to be adopted by the Board on terms outlined in the section relating to Common Shares entitled "Share Repurchase Program" in the Company's Prospectus relating to the Initial Public Offering); (B) debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is sufficient to properly service that higher level of debt; (C) Shares on a deferred payment basis or under similar arrangements; (D) non-voting or non-assessable securities; (E) options, warrants, or similar evidences of a right to buy its securities (collectively, "OPTIONS") unless (1) issued to all of its Stockholders ratably, (2) as part of a financing arrangement, or (3) as part of a Stock Option Plan available to Directors, officers or employees of the Company or the Advisor. Options may not be issued to the Advisor, Director, Sponsor or any Affiliate thereof except on the same terms as such Options are sold to the general public. Options may be issued to persons other than the Advisor, Directors, Sponsor or any Affiliate thereof but not at exercise prices less than the fair market value of the underlying securities on the date of grant and not for consideration that in the judgment of the Independent Directors has a market value less than the value of such Option on the date of grant. Options issuable to the Advisor, Directors, Sponsor or any Affiliate thereof shall not exceed ten percent (10%) of the outstanding Shares on the date of grant. The voting rights per share of Shares of the Company (other than the publicly held Shares of the Company) sold in a private offering shall not exceed the voting rights which bear the same relationship to the voting rights of the publicly held Shares as the consideration paid to the Company for each privately offered Share of the Company bears to the book value of each outstanding publicly held Share.

         (xi) The Company shall not enter into agreements with the Advisor or its Affiliates for the provision of insurance covering the Company or any Property.

         (xii) A majority of the Directors shall authorize the consideration to be paid for each Property, based on the fair market value of the Property. If a majority of the Independent Directors determine, or if the Property is acquired from the Advisor, a Director, the Sponsor or their Affiliates, such fair market value shall be determined by a qualified independent real estate appraiser selected by the Independent Directors.

         (xiii) The Company shall not issue senior securities except notes to banks and other lenders and Preferred Shares.

         (xiv) The aggregate Leverage of the Company shall be reasonable in relation to the Net Assets of the Company and shall be reviewed by the Board at least quarterly. The maximum amount of such Leverage shall not exceed fifty-five percent (55%) of the Assets' aggregate value, provided, that Leverage on any individual Asset may exceed such limit.

         (xv) The Company will continually review its investment activity to attempt to ensure that it is not classified as an "investment company" under the Investment Company Act of 1940, as amended.

         (xvi) The Company will not make any investment that the Company believes will be inconsistent with its objectives of qualifying and remaining qualified as a REIT.

         (xvii) The Company shall not invest in real estate contracts of sale unless such contracts of sale are in recordable form and appropriately recorded in the chain of title.

         The foregoing investment limitations may not be modified or eliminated without the approval of Stockholders owning a majority of the outstanding voting Shares and a majority of the Independent Directors not otherwise interested in the transaction.

                                   ARTICLE XI

                              CONFLICTS OF INTEREST

SECTION 11.1 SALES AND LEASES TO COMPANY. The Company may purchase or lease an Asset or Assets from the Sponsor, the Advisor, a Director, or any Affiliate thereof upon a finding by a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction that such transaction is competitive and commercially reasonable to the Company and at a price to the Company no greater than the cost of the asset to such Sponsor, Advisor, Director or Affiliate, or, if the price to the Company is in excess of such cost, that substantial justification for such excess exists and such excess is reasonable. In no event shall the cost of such asset to the Company exceed its current appraised value.

SECTION 11.2 SALES AND LEASES TO THE SPONSOR, ADVISOR, DIRECTORS OR AFFILIATES. An Advisor, Director or Affiliate thereof may purchase or lease a Property or Properties from the Company if a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction determine that the transaction is fair and reasonable to the Company.

SECTION 11.3   OTHER TRANSACTIONS.

         (i) No goods or services will be provided by the Advisor or its Affiliates to the Company unless a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction approve such transaction as fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties.

         (ii) The Company shall not make loans to the Sponsor, Advisor, Directors or any Affiliates thereof. The Sponsor, Advisor, Directors and any Affiliates thereof shall not make loans to the Company, or to joint ventures in which the Company is a co-venturer, for the purpose of acquiring Properties. Any loans to the Company by such parties for other purposes must be approved by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction as fair, competitive, and commercially reasonable, and no less favorable to the Company than comparable loans between unaffiliated parties.

SECTION 11.4 CONFLICT RESOLUTION PROCEDURES. In the event that an investment opportunity becomes available that is suitable for both the Company and a public or private entity with which the Advisor or its Affiliates are affiliated, for which both entities have sufficient uninvested funds, then the entity that has had the longest period of time elapse since it was offered an investment opportunity will first be offered the investment opportunity. An investment opportunity will not be considered suitable for an entity if the 2%/25% Guidelines could not be satisfied if the entity were to make the investment. In determining whether or not an investment opportunity is suitable for more than one entity, the Board and the Advisor will examine such factors, among others, as the cash requirements of each entity, the effect of the acquisition both on diversification of each entity's investments by type of property and geographic area and on diversification of the tenants of its properties, the policy of each entity relating to leverage of properties, the anticipated cash flow of each entity, the income tax effects of the purchase to each entity, the size of the investment and the amount of funds available to each program and the length of time such funds have been available for investment. If a subsequent development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of the Board and the Advisor, to be more appropriate for an entity other than the entity that committed to make the investment, the Advisor may determine that the other entity affiliated with the Advisors or its Affiliates will make the investment. The Board has a duty to ensure that the method used by the Advisor for the allocation of the acquisition of properties by two or more affiliated programs seeking to acquire similar types of properties is reasonable.

                                   ARTICLE XII

                                  STOCKHOLDERS

SECTION 12.1 MEETINGS OF STOCKHOLDERS. There shall be an annual meeting of the Stockholders, to be held at such time and place as shall be determined by or in the manner prescribed in the Bylaws, at which the Directors shall be elected and any other proper business may be conducted. The annual meeting will be held on a date which is a reasonable period of time following the distribution of the Company's annual report to Stockholders but not less than thirty (30) days after delivery of such report. A majority of Stockholders present in person or by proxy at an annual meeting at which a quorum is present, may, without the necessity for concurrence by the Board, vote to elect the Directors. A quorum shall be fifty percent (50%) of the then outstanding Shares. Special meetings of Stockholders may be called in the manner provided in the Bylaws, including by the president or by a majority of the Directors, and shall be called by an officer of the Company upon written request of Stockholders holding in the aggregate not less than ten percent (10%) of the outstanding Shares entitled to be voted on any issue proposed to be considered at any such special meeting. Upon receipt of a written request, either in person or by mail, stating the purpose(s) of the meeting, the sponsor of the meeting shall provide all Stockholders within ten (10) days after receipt of said request, written notice, either in person or by mail, of a meeting and the purpose of such meeting to be held on a date not less than fifteen (15) nor more than sixty (60) days after the distribution of such notice, at a time and place specified in the request, or if none is specified, at a time and place convenient to the Stockholders. If there are no Directors, the officers of the Company shall promptly call a special meeting of the Stockholders entitled to vote for the election of successor Directors. Any meeting may be adjourned and reconvened as the Board may determine or as otherwise provided in the Bylaws.

SECTION 12.2 VOTING RIGHTS OF STOCKHOLDERS. Subject to the provisions of any class or series of Shares then outstanding and the mandatory provisions of any applicable laws or regulations, the Stockholders shall be entitled to vote only on the following matters: (a) election or removal of Directors, without the necessity for concurrence by the Board, as provided in Sections 12.1, 7.4 and
7.7 hereof; (b) amendment of the Charter, as provided in Section 14.1 hereof;
(c) reorganization of the Company as provided in Section 14.2 hereof; and (d) merger, consolidation or sale or other disposition of all or substantially all of the Company Property, as provided in Section 14.3 hereof. Except with respect to the foregoing matters, no action taken by the Stockholders at any meeting shall in any way bind the Board.

SECTION 12.3 VOTING LIMITATIONS ON SHARES HELD BY THE ADVISOR, DIRECTORS AND AFFILIATES. With respect to Shares owned by the Advisor, any Director, or any of their Affiliates, neither the Advisor, nor such Director(s), nor any of their Affiliates may vote or consent on matters submitted to the Stockholders regarding the removal of the Advisor, such Director(s) or any of their Affiliates or any transaction between the Company and any of them. In determining the requisite percentage in interest of Shares necessary to approve a matter on which the Advisor, such Director(s) and any of their Affiliates may not vote or consent, any Shares owned by any of them shall not be included.

SECTION 12.4 RIGHT OF INSPECTION. Any Stockholder and any designated representative thereof shall be permitted access to the records of the Company to which it is entitled under applicable law at all reasonable times, and may inspect and copy any of them for a reasonable charge. Inspection of the Company books and records by the office or agency administering the securities laws of a jurisdiction shall be provided upon reasonable notice and during normal business hours.

SECTION 12.5 ACCESS TO STOCKHOLDER LIST. An alphabetical list of the names, addresses and telephone numbers of the Stockholders of the Company, along with the number of Shares held by each of them (the "STOCKHOLDER LIST"), shall be maintained as part of the books and records of the Company and shall be available for inspection by any Stockholder or the Stockholder's designated agent at the home office of the Company upon the request of the Stockholder. The Stockholder List shall be updated at least quarterly to reflect changes in the information contained therein. A copy of such list shall be mailed to any Stockholder so requesting within ten (10) days of receipt by the Company of the request. The copy of the Stockholder List shall be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than 10-point type). The Company may impose a reasonable charge for expenses incurred in reproduction pursuant to the Stockholder request. A Stockholder may request a copy of the Stockholder List in connection with matters relating to Stockholders' voting rights, and the exercise of Stockholder rights under federal proxy laws.

         If the Advisor or the Board neglects or refuses to exhibit, produce or mail a copy of the Stockholder List as requested, the Advisor and/or the Board, as the case may be, shall be liable to any Stockholder requesting the list for the costs, including reasonable attorneys' fees, incurred by that Stockholder for compelling the production of the Stockholder List, and for actual damages suffered by any Stockholder by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the Stockholder List is to secure such list of Stockholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a Stockholder relative to the affairs of the Company. The Company may require the Stockholder requesting the Stockholder List to represent that the list is not requested for a commercial purpose unrelated to the Stockholder's interest in the Company. The remedies provided hereunder to Stockholders requesting copies of the Stockholder List are in addition, to and shall not in any way limit, other remedies available to Stockholders under federal law, or the laws of any state.

SECTION 12.6 REPORTS. The Directors, including the Independent Directors, shall take reasonable steps to insure that the Company shall cause to be prepared and mailed or delivered to each Stockholder as of a record date after the end of the fiscal year and each holder of other publicly held securities of the Company within one hundred twenty (120) days after the end of the fiscal year to which it relates an annual report for each fiscal year ending after the Initial Public Offering that shall include: (i) financial statements prepared in accordance with generally accepted accounting principles which are audited and reported on by independent certified public accountants; (ii) the ratio of the costs of raising capital during the period to the capital raised; (iii) the aggregate amount of advisory fees and the aggregate amount of other fees paid to the Advisor and any Affiliate of the Advisor by the Company and including fees or charges paid to the Advisor and any Affiliate of the Advisor by third parties doing business with the Company; (iv) the Total Operating Expenses of the Company, stated as a percentage of Average Invested Assets and as a percentage of its Net Income; (v) a report from the Independent Directors that the policies being followed by the Company are in the best interests of its Stockholders and the basis for such determination; (vi) separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving the Company, Directors, Advisors, Sponsors and any Affiliate thereof occurring in the year for which the annual report is made, and the Independent Directors shall be specifically charged with a duty to examine and comment in the report on the fairness of such transactions; and (vii) Distributions to the Stockholders for the period, identifying the source of such Distributions, and if such information is not available at the time of the distribution, a written explanation of the relevant circumstances will accompany the Distributions (with the statement as to the source of Distributions to be sent to Stockholders not later than sixty (60) days after the end of the fiscal year in which the distribution was made).

                                  ARTICLE XIII

         LIABILITY OF STOCKHOLDERS, DIRECTORS, ADVISORS AND AFFILIATES;
                 TRANSACTIONS BETWEEN AFFILIATES AND THE COMPANY

SECTION 13.1 LIMITATION OF STOCKHOLDER LIABILITY. No Stockholder shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to the Company by reason of his being a Stockholder, nor shall any Stockholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any Person in connection with the Company Property or the affairs of the Company by reason of his being a Stockholder.

SECTION 13.2 LIMITATION OF DIRECTOR AND OFFICER LIABILITY. To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers of a corporation, no director or officer of the Company shall be liable to the Company or its Stockholders for money damages. Neither the amendment nor repeal of this Section 13.2, nor the adoption or amendment of any other provision of the charter of the Company or Bylaws inconsistent with this Section 13.2, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

SECTION 13.3   INDEMNIFICATION.

         (i) The Company shall indemnify and hold harmless a Director, officer, employee, agent, Advisor or Affiliate (the "INDEMNITEE") against any or all losses or liabilities reasonably incurred by the Indemnitee in connection with or by reason of any act or omission performed or omitted to be performed on behalf of the Company in such capacity, provided, that the Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Company. The Company shall not indemnify or hold harmless the Indemnitee if: (a) in the case that the Indemnitee is a Director (other than an Independent Director), an Advisor or an Affiliate, the loss or liability was the result of negligence or misconduct by the Indemnitee, or (b) in the case that the Indemnitee is an Independent Director, the loss or liability was the result of gross negligence or willful misconduct by the Indemnitee. Any indemnification of expenses or agreement to hold harmless may be paid only out of the Net Assets of the Company and no portion may be recoverable from the Stockholders.

         (ii) The Company shall not provide indemnification for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (a) there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the Indemnitee, (b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Indemnitee; or (c) a court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws.

         (iii) Notwithstanding anything to the contrary contained in the provisions of subsection (i) and (ii) above of this Section, the Company shall not indemnify or hold harmless an Indemnitee if it is established that: (a) the act or omission was material to the loss or liability and was committed in bad faith or was the result of active or deliberate dishonesty, (b) the Indemnitee actually received an improper personal benefit in money, property or services, (c) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful, or (d) in a proceeding by or in the right of the Company, the Indemnitee shall have been adjudged to be liable to the Company.

         (iv) The Board may take such action as is necessary to carry out this
         Section 13.2 and is expressly empowered to adopt, approve and amend from time to time Bylaws, resolutions or contracts implementing such provisions. No amendment of the Charter or repeal of any of its provisions shall limit or eliminate the right of indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

SECTION 13.4 PAYMENT OF EXPENSES. The Company shall pay or reimburse reasonable legal expenses and other costs incurred by an Indemnitee in advance of final disposition of a proceeding if all of the following are satisfied: (i) the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the Company, (ii) the Indemnitee provides the Company with written affirmation of the Indemnitee's good faith belief that the Indemnitee has met the standard of conduct necessary for indemnification by the Company as authorized by Section 13.3 hereof, (iii) the legal proceeding was initiated by a third party who is not a Stockholder or, if by a Stockholder of the Company acting in his or her capacity as such, a court of competent jurisdiction approves such advancement, and (iv) the Indemnitee provides the Company with a written agreement to repay the amount paid or reimbursed by the Company, together with the applicable legal rate of interest thereon, if it is ultimately determined that the Indemnitee did not comply with the requisite standard of conduct and is not entitled to indemnification. Any indemnification payment or reimbursement of expenses will be furnished in accordance with the procedures in Section 2-418(e) of the MGCL or any successor statute.

SECTION 13.5 EXPRESS EXCULPATORY CLAUSES IN INSTRUMENTS. Neither the Stockholders nor the Directors, officers, employees or agents of the Company shall be liable under any written instrument creating an obligation of the Company by reason of their being Stockholders, Directors, officers, employees or agents of the Company, and all Persons shall look solely to the Company Property for the payment of any claim under or for the performance of that instrument. The omission of the foregoing exculpatory language from any instrument shall not affect the validity or enforceability of such instrument and shall not render any Stockholder, Director, officer, employee or agent liable thereunder to any third party, nor shall the Directors or any officer, employee or agent of the Company be liable to anyone as a result of such omission.

SECTION 13.6 TRANSACTIONS WITH AFFILIATES. The Company shall not engage in transactions with any of its Affiliates, except to the extent that each such transaction has, after disclosure of such affiliation, been approved or ratified by the affirmative vote of a majority of the Directors (including a majority of the Independent Directors) not Affiliated with the person who is party to the transaction and:

         (i) The transaction is fair and reasonable to the Company and its Stockholders.

         (ii) The terms of such transaction are at least as favorable as the terms of any comparable transactions made on an arms-length basis and known to the Board.

         (iii) The total consideration is not in excess of the appraised value of the property being acquired, if an acquisition is involved.

         (iv) Payments to the Advisor, its Affiliates and the Directors for services rendered in a capacity other than that as Advisor or Director may only be made upon a determination that:

                  (a) The compensation is not in excess of their compensation paid for any comparable services; and

                  (b) The compensation is not greater than the charges for comparable services available from others who are competent and not Affiliated with any of the parties involved.

         (v) The Company will not make loans to the Advisor or other Affiliates, or to any director, officer or principal of the Company or any of its Affiliates.

                                   ARTICLE XIV

                     AMENDMENT; REORGANIZATION; MERGER, ETC.

SECTION 14.1 AMENDMENT. The Company reserves the right from time to time to make any amendment to its Charter, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in the charter, of any shares of outstanding stock. All rights and powers conferred by the Charter on Stockholders, Directors and officers are granted subject to this reservation. Except as otherwise provided in the Charter, any amendment to the Charter shall be valid only if approved by the affirmative vote of a majority of all votes entitled to be cast on the matter.

SECTION 14.2 REORGANIZATION. Subject to the provisions of any class or series of Shares at the time outstanding, the Board shall have the power (i) to cause the organization of a corporation, association, trust or other organization to take over the Company Property and to carry on the affairs of the Company, or (ii) to merge the Company into, or sell, convey and transfer the Company Property to any such corporation, association, trust or organization in exchange for Securities thereof or beneficial interests therein, and the assumption by the transferee of the liabilities of the Company, and upon the occurrence of (i) or (ii) above, terminate the Company and deliver such Securities or beneficial interests ratably among the Stockholders according to the respective rights of the class or series of Shares held by them; provided, however, that any such action shall have been approved, at a meeting of the Stockholders called for that purpose, by the affirmative vote of the holders of not less than a majority of the Shares then outstanding and entitled to vote thereon.

SECTION 14.3 MERGER, CONSOLIDATION OR SALE OF COMPANY PROPERTY. Subject to the provisions of any class or series of Shares then outstanding, the Board shall have the power to (i) merge the Company into another entity, (ii) consolidate the Company with one (1) or more other entities into a new entity; (iii) sell or otherwise dispose of all or substantially all of the Company Property; or (iv) dissolve or liquidate the Company, other than before the initial investment in Company Property; provided, however, that such action shall have been approved, at a meeting of the Stockholders called for that purpose, by the affirmative vote of the holders of not less than a majority of the Shares then outstanding and entitled to vote thereon. Any such transaction involving an Affiliate of the Company or the Advisor also must be approved by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction as fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties.

         In connection with any proposed Roll-Up Transaction, an appraisal of all Assets shall be obtained from a competent independent appraiser. The Assets shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the Assets as of a date immediately prior to the announcement of the proposed Roll-Up Transaction. The appraisal shall assume an orderly liquidation of the Assets over a 12-month period. The terms of the engagement of the independent appraiser shall clearly state that the engagement is for the benefit of the Company and the Stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to Stockholders in connection with a proposed Roll-Up Transaction. In connection with a proposed Roll-Up Transaction, the person sponsoring the Roll-Up Transaction shall offer to Stockholders who vote against the proposed Roll-Up Transaction the choice of:

         (i) accepting the securities of a Roll-Up Entity offered in the proposed Roll-Up Transaction; or

         (ii) one of the following:

                  (a) remaining as Stockholders of the Company and preserving their interests therein on the same terms and conditions as existed previously; or

                  (b) receiving cash in an amount equal to the Stockholder's pro rata share of the appraised value of the Net Assets of the Company.

         The Company is prohibited from participating in any proposed Roll-Up
Transaction:

         (i) that would result in the Stockholders having voting rights in a Roll-Up Entity that are less than the rights provided for in Sections 12 and 13.1 hereof;

         (ii) that includes provisions that would operate as a material impediment to, or frustration of, the accumulation of Shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity), or which would limit the ability of an investor to exercise the voting rights of its Securities of the Roll-Up Entity on the basis of the number of Shares held by that investor;

         (iii) in which investor's rights to access of records of the Roll-Up Entity will be less than those described in Sections 12.5 and 12.6 hereof; or

         (iv) in which any of the costs of the Roll-Up Transaction would be borne by the Company if the Roll-Up Transaction is not approved by the Stockholders.

                                   ARTICLE XV

                               DURATION OF COMPANY

SECTION 15.1 TERMINATION UPON FAILURE TO OBTAIN LISTING. In the event that Listing does not occur on or before the tenth anniversary of the completion of the Initial Public Offering, the Company shall immediately thereafter undertake an orderly liquidation and Sale of the Company's assets and will distribute any Net Sales Proceeds therefrom to Stockholders, following which the Company shall terminate and dissolve. In the event that Listing occurs on or before such date, the Company shall continue perpetually unless dissolved pursuant to the provisions contained herein or pursuant to any applicable provision of the MGCL.

                                   ARTICLE XVI

                                  MISCELLANEOUS

SECTION 16.1 GOVERNING LAW. These Articles of Incorporation are executed by the incorporator named above and delivered in the State of Maryland with reference to the laws thereof, and the rights of all parties and the validity, construction and effect of every provision hereof shall be subject to and construed according to the laws of the State of Maryland without regard to conflicts of laws provisions thereof.

SECTION 16.2 RELIANCE BY THIRD PARTIES. Any certificate shall be final and conclusive as to any persons dealing with the Company if executed by an individual who, according to the records of the Company or of any recording office in which these Articles of Incorporation may be recorded, appears to be the Secretary or an Assistant Secretary of the Company or a Director, and if certifying to: (i) the number or identity of Directors, officers of the Company or Stockholders; (ii) the due authorization of the execution of any document;
(iii) the action or vote taken, and the existence of a quorum, at a meeting of the Board or Stockholders; (iv) a copy of the Articles of Incorporation or of the Bylaws as a true and complete copy as then in force; (v) an amendment to these Articles of Incorporation; (vi) the dissolution of the Company; or (vii) the existence of any fact or facts that relate to the affairs of the Company. No purchaser, lender, transfer agent or other person shall be bound to make any inquiry concerning the validity of any transaction purporting to be made on behalf of the Company by the Board or by any duly authorized officer, employee or agent of the Company.

SECTION 16.3   PROVISIONS IN CONFLICT WITH LAW OR REGULATIONS.

         (i) The provisions of these Articles of Incorporation are severable, and if the Board shall determine that any one or more of such provisions are in conflict with the REIT Provisions of the Code, or other applicable federal or state laws, the conflicting provisions shall be deemed never to have constituted a part of these Articles of Incorporation, even without any amendment of these Articles of Incorporation pursuant to Section 14.1 hereof; provided, however, that such determination by the Board shall not affect or impair any of the remaining provisions of these Articles of Incorporation or render invalid or improper any action taken or omitted prior to such determination. No Director shall be liable for making or failing to make such a determination.

         (ii) If any provision of these Articles of Incorporation shall be held invalid or unenforceable in any jurisdiction, such holding shall not in any manner affect or render invalid or unenforceable such provision in any other jurisdiction or any other provision of these Articles of Incorporation in any jurisdiction.

SECTION 16.4 CONSTRUCTION. In these Articles of Incorporation, unless the context otherwise requires, words used in the singular or in the plural include both the plural and singular and words denoting any gender include both genders. The title and headings of different parts are inserted for convenience and shall not affect the meaning, construction or effect of these Articles of Incorporation. In defining or interpreting the powers and duties of the Company and its



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Directors and officers, reference may be made, to the extent appropriate, to the
Code and to Titles 1 through 3 of the MGCL.

SECTION 16.5 RECORDATION. These Articles of Incorporation and any amendment hereto shall be filed for record with the State Department of Assessments and Taxation of Maryland and may also be filed or recorded in such other places as the Board deem appropriate, but failure to file for record these Articles of Incorporation or any amendment hereto in any office other than in the State of Maryland shall not affect or impair the validity or effectiveness of these Articles of Incorporation or any amendment hereto. A restated Articles of Incorporation shall, upon filing, be conclusive evidence of all amendments contained therein and may thereafter be referred to in lieu of the original Articles of Incorporation and the various amendments thereto.


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         IN WITNESS WHEREOF, I, the above named incorporator, on behalf of the
Company have executed these Articles of Incorporation on this the 26th day of June 2002.


                                               /s/ David M. Ross
                                               ---------------------------------
                                               David M. Ross, Incorporator



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